Exhibit 10.30

STANDARD FORM OF OFFICE LEASE
The Real Estate Board of New York, Inc.

Agreement of Lease, made as of this 20th day of January in the year 2006, between J.A.B. Madison Holdings, L.L.C., a New York limited liability company, having an address at 477 Madison Avenue, New York, NY 10022 party of the first part, hereinafter referred to as OWNER, and BANKRATE, INC. a ___________ corporation having an address at 11 East 44th Street, Suite 1200, New York, NY 10017 party of the second part, hereinafter referred to as TENANT,

Witnesseth:  Owner hereby leases to Tenant and Tenant hereby hires from Owner a portion of the Fourth (4th) floor, as more particularly shown on Exhibit A annexed hereto and made a part hereof (the “demised premises”) in the building known as 477 Madison Avenue, New York, New York (the “Building”) in the Borough of Manhattan, City of New York, for the term of ten (10) years and six (6) months (or until such term shall sooner cease and expire as hereinafter provided) to commence on the ~~_____ day of _________________ in the year~~ Commencement Date, and to end on the ~~_____ day of _________________ in the year~~ Expiration Date (as such terms are herein defined) ~~and~~ both dates inclusive, at an annual rental rate ~~of~~ as set forth in Article 37 hereof which Tenant agrees to pay in lawful money of the United States, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any setoff or deduction whatsoever, except that Tenant shall pay the first ______ monthly installment(s) on the execution hereof [INSERT A.] (unless this lease be a renewal).

In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner’s predecessor in interest, Owner may at Owner’s option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

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Exhibit 10.30

Rent:1) Tenant shall pay the rent as above and as hereinafter provided.
Occupancy:2) Tenant shall use and occupy the demised premises for executive and administrative offices and for no other purpose.
Tenant Alterations:	3) Tenant shall make no changes in or to the demised premises of any nature without Owner’s prior written consent.

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Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant’s expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises [INSERT 1] by using contractors or mechanics first approved in each instance by Owner.  Tenant shall, before making any alterations, additions, installations or improvements at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certify- of final approval thereof, and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner, and Tenant agrees to carry, and will cause Tenant’s contractors and sub-contractors to carry, such worker’s compensation, general liability, personal and property damage insurance as Owner may [INSERT 2] require. If any mechanic’s lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant’s expense, by payment or filing a bond as permitted by law.  All fixtures and all paneling, partitions, railings and like installations, installed in the demised premises at any time, either by Tenant or by Owner on Tenant’s behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner’s right thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease at Tenant’s expense. [INSERT 3] Nothing in this article shall be construed to give Owner title to, or to prevent Tenant’s removal of, trade fixtures, moveable office furniture and equipment, but upon removal of same from the demised premises or upon removal, of other installations as may be required by Owner, Tenant shall immediately, and at its expense, repair and restore the demised premises to the condition existing prior to any such installations, and repair any damage to the  demised premises or the building, due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the demised premises after Tenant’s removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner’s property or may be removed from the demised premises by Owner, at Tenant’s expense.

Maintenance and Repairs:	4) Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be

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responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or non-structural repairs caused by, or resulting from, carelessness, omission, neglect or improper conduct of Tenant, Tenant’s subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for, or supplied to, Tenant or any subtenant, or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant.  Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant’s fixtures, furniture and equipment.  Tenant shall promptly make, at Tenant’s expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner [INSERT 4].  Any other repairs in or to the building or the facilities and systems thereof, for which Tenant is responsible, shall be performed by Owner at the Tenant’s expense.  Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of the demised premises, and the public portions of the building interior and the building plumbing, electrical, heating, and ventilating systems (to the extent such systems presently exist) serving the demised premises.  Tenant agrees to give prompt notice of any defective condition in the demised premises for which Owner may be responsible hereunder.  There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises, or in and to the fixtures, appurtenances or equipment thereof.  It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease.  Tenant agrees that Tenant’s sole remedy at law in such instance will be by way of an action for damages for breach of contract.  The provisions of this Article 4 shall not apply in the case of fire or other casualty, which are dealt with in Article 9 hereof.

Window Cleaning:	5) Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section
202 of the Labor Law or any other applicable law, or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.
Requirements of Law, Fire Insurance, Floor Loads:

6)  Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant’s sole cost and expense, shall promptly comply with all present and future laws, orders and

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regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises [INSERT 5] ~~whether or not~~ arising out of Tenant’s use or manner of use thereof, (including Tenant’s permitted use) or, with respect to the building if arising out of Tenant’s use or manner of use of the demised premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto.  Tenant may, after securing Owner to Owner’s satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorneys’ fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense, or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person, or for property damage.  Tenant shall not keep anything in the demised premises, except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other  authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the demised premises in a manner which will increase the insurance rate for the building or any property located therein over that in [INSERT 6] ~~effect prior to the commencement of Tenant’s occupancy~~. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant’s failure to comply with the provisions of this article, and if by reason of such failure the fire insurance rate shall, at the beginning of this lease, or at any time thereafter, be higher than it otherwise would be, then, Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or “make-up” of rate for the building or the demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises.  Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law.  Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment.  Such installations shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Owner’s judgment, to absorb and prevent vibration, noise and annoyance.

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Subordination:7)  This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the demised premises are a part, and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages.  This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part.  In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.

Property Loss, Damage Reimbursement Indemnity:	8) Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of

Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by, or due to, the negligence of Owner, its agents, servants or employees.  Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building, or caused by operations in construction of any private, public or quasi public work.  If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to, Owner’s own acts, Owner shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefor, nor abatement or diminution of rent, Fan eviction.  Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys’ fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant’s agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant’s agents, contractors, employees, invitees or licensees. Tenant’s liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant.  In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant’s expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not be unreasonably withheld.

Destruction, Fire and Other Casualty:	9) (a) If the demised premises of any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner, and

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this lease shall continue in full force and effect except as hereinafter set forth.  (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by, and at the expense of, Owner, and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty, according to the part of the demised premises which is usable.  (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent, as hereinafter expressly provided, shall be proportionately paid up to the time of the casualty, and thenceforth shall cease until the date when the demised premises shall have been repaired and restored by Owner (or if sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner’s right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within ninety (90) days after such fire or casualty, or thirty (30) days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease, and Tenant shall forthwith quit, surrender and vacate the demised premises without prejudice however, to ~~Landlord’s~~ [INSERT 7] rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date, and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner’s control.  After any such casualty, Tenant shall cooperate with Owner’s restoration by removing from the demised premises as promptly as reasonably possible, all of Tenant’s salvageable inventory and moveable equipment, furniture, and other property.  Tenant’s liability for rent shall resume five (5) days after written notice from Owner that the demised premises are substantially ready for Tenant’s occupancy. [INSERT 8] (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty.  Notwithstanding the foregoing, including Owner’s obligation to restore under subparagraph (e) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible, and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d), and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein.  The foregoing release and waiver shall be in force only if both releasors’ insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance.  If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation.  Tenant acknowledges that Owner will not carry insurance on Tenant’s furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances [INSERT 9] ~~removable~~ by Tenant, and agrees that Owner will not be obligated to repair any damage thereto or replace the same.  (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

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Eminent Domain:10)  If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then, and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding, and Tenant shall have no claim for the value of any unexpired term of said lease, and assigns to Owner, Tenant’s entire interest in any such award.  Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant’s moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixture and equipment at the end of the term, and provided further such claim does not reduce Owner’s award.

Assignment, Mortgage, Etc.:	11) Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance.  Transfer of the majority of the stock of a corporate Tenant or the majority partnership interest of a partnership Tenant shall be deemed an assignment.  If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current:12)  ~~Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto.~~  Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation, and Tenant may not use any electrical equipment which, in Owner’s opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building.  The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises:	13) Owner or Owner’s agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time,

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and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform.  Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein, provided they are concealed within the walls, floor, or ceiling.  Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction, nor shall the Tenant be entitled to any abatement of rent while such work is in progress, nor to any damages by reason of loss or interruption of business or otherwise. [INSERT 10] Throughout the term hereof, Owner shall have the right to enter the demised premises at reasonable hours [INSERT 11] for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term, for the purpose of showing the same to prospective tenants.  If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner’s agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly [INSERT 12] and provided reasonable care is exercised to safeguard Tenant’s property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected.  If during the last month of the term Tenant shall have removed all or substantially all of Tenant’s property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation, and such act shall have no effect on this lease or Tenant’s obligations hereunder.

Vault, Vault Space, Area:	14) No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building,

is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding.  Owner makes no representation as to the location of the property line of the building.  All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction.  ~~Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.~~

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Occupancy:15)  Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. [INSERT 13] Tenant has inspected the demised premises and accepts them as is, subject to the riders annexed hereto with respect to Owner’s work, if any.  In any vent, Owner makes no representation as to the condition of the demised premises, and Tenant agrees to accept the same subject to violations, whether or not of record.

Bankruptcy:16)  (a)  ~~Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events:  (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute.~~  Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the demised premises.  If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant’s interest in this lease.

(b)  it is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages, an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period.  In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination, and the fair and reasonable rental value of the demised premises for the period for which such installment was payable, shall be discounted to the date of termination at the rate of four percent (4%) per annum.  If such demised premises or any part thereof be re-let by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the demised premises so re-let during the term of the re-letting.  Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages, by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than, the amount of the difference referred to above.

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Default:17)  (1) If Tenant defaults in fulfilling any of the covenants of this lease ~~other than~~ [INSERT 14] the covenants for the payment of rent or additional rent; or if the demised premises become vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant’s property, whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under §365 of Title 11 of the U.S. Code (Bankruptcy Code); or if Tenant shall fail to move into or take possession of the demised premises within thirty (30) days after the commencement of the term of this lease,  then, in any one or more of such events, upon Owner serving a written ~~fifteen (15) days notice~~ upon Tenant specifying the nature of said default, and upon the expiration of [INSERT 15] ~~said fifteen (15) days~~, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said ~~fifteen (15) day~~ period [INSERT 16], and if Tenant shall not have diligently commenced curing such default within such ~~fifteen (15) day~~ period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof, and Tenant shall then quit and surrender the demised premises to Owner, but Tenant shall remain liable as hereinafter provided.

(2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein, or any item of additional rent herein mentioned, or any part of either, or in making any other payment herein required; then, and in any of such events, Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the demised premises, and remove their effects and hold the demised premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.  If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption:	18) In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of

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of such re-entry, dispossess and/or expiration, (b) Owner may re-let the demised premises or any parts thereof, either in the name of Owner or otherwise, for a term or terms, which mat at Owner’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease, and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay to Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant’s covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease.  The failure of Owner to re-let the demised premises, or any part or parts thereof, shall not release or affect Tenant’s liability for damages.  In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys’ fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting.  Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding.  Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner’s option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner’s sole judgement, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid.  Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder.  In the event of a breach or threatened breach by Tenant or any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for.  Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity.  Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of the demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

Fees and Expenses:	19) If Tenant shall default in the observance or performance of any term

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or covenant on Tenant’s part to be observed or performed under, or by virtue of, any of the terms or provisions in any article of this lease, after notice, if required, and upon expiration of any applicable grace period, if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately, or at any time thereafter and without notice, perform the obligation of Tenant thereunder.  If Owner, in connection with the foregoing, or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys’ fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding, then Tenant will reimburse Owner for such sums so paid, or obligations incurred, with interest and costs.  The foregoing expenses incurred by reason of Tenant’s default shall be deemed to be additional rent hereunder, and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefor.  If Tenant’s lease term shall have expired at the time of making such expenditures or incurring of such obligations, such sums shall be recoverable by Owner, as damages.

Building Alterations and Management:	20) Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor, to change the arrangement and / or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building, and to change the name, number or designation by which the building may be known.  There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements.  Furthermore, Tenant shall not have any claim against Owner by reason of Owner’s imposition of such controls of the manner of access to the building by Tenant’s social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

No Representations Owner:	21) Neither Owner nor Owner’s agents have made any representations or promises with respect to the by physical condition of the building, the

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land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the demised premises, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise, except as expressly set forth in the provisions of this lease.  Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same “as is”, and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects.  All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:22)  Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, “broom-clean”, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property.  Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this lease.  If the last day of the term of this lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday, unless it be a legal holiday, in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:23)  Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:	24) If Owner is unable to give possession of the demised premises on the date of the commencement of the

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term hereof because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the demised premises ready for occupancy, or because of the fact that a certificate of occupancy has not been procured, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner’s inability to obtain possession or complete construction) until after Owner shall have given Tenant written notice that the Owner is able to deliver possession in condition required by this lease. If permission is given to Tenant to enter into possession of the demised premises, or to occupy premises other than the demised premises, prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all terms, covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent set forth in the preamble to this lease.  The provisions of this article are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law.

No Waiver:25)  The failure of Owner to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this lease or of any of the Rules or Regulations set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation.  The receipt by Owner of rent and/or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach, and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner.  No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner’s right to recover the balance of such rent or pursue any other remedy in this lease provided.  No act or thing done by Owner or Owner’s agents during the term hereby demised shall be deemed an acceptance of a surrender of the demised premises and no agreement to accept such surrender shall be valid unless in writing signed by Owner.  No employee of Owner or Owner’s agent shall have any power to accept the keys of said premises prior to the termination of the lease, and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the demised premises.

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Waiver of Trial by Jury:	26) It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of, or in any way connected with, this lease, the relationship of Owner and Tenant, Tenant’s use of, or occupancy of, the demised premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession, including a summary proceeding for possession of the demised premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding, including a counterclaim under Article 4, except for statutory mandatory counterclaims.

Inability to Perform:	27) This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease, or to supply, or is delayed in supplying, any service expressly or impliedly to be supplied, or is unable to make, or is delayed in making, any repair, additions, alterations, or decorations, or is unable to supply, or is delayed in supplying, any equipment, fixtures or other materials, if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption or restrictions, or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

Bills and Notices:	28) Except as otherwise in this lease provided, a bill, statement, notice or communication which Owner may desire or be required to give to Tenant,

shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part, or at the last known residence address or business address of Tenant, or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. [INSERT 17] Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

Services Provided by Owners:	29) As long as Tenant is not in default under any of the covenants of this lease beyond the applicable grace period provided in this lease for the curing of

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such defaults, Owner shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and have one elevator subject to call at all other times; (b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m.; (c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant’s expense, which Tenant shall thereafter maintain at Tenant’s expense in good working order and repair, to register such water consumption, and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) cleaning service [INSERT 18] for the demised premises on business days at Owner’s expense provided that the same are kept in order by Tenant. If, however, said premises are to be kept clean by Tenant, it shall be done at Tenant’s sole expense, in a manner reasonably satisfactory to Owner, and no one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part for such purpose.  Tenant shall pay Owner the cost of removal of any of Tenant’s refuse and rubbish from the building; (e) if the demised premises are serviced by Owner’s air conditioning/cooling and ventilating system, air conditioning/cooling will be furnished to Tenant from May 15th through September 30th on business days (Mondays through Fridays, holidays excepted) from 8:00 a.m. to 6:00 p.m., and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours or on Saturdays, Sundays or on holidays, as defined under Owner’s contract with the International Union of Operating Engineers Local 94, 94A, 94B, Owner will furnish the same at Tenant’s expense, ~~RIDER to be added in respect to rates and conditions for such additional service~~; (f) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, electric, power systems or cleaning or other services, if any, when necessary by reason of accident, or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner, for as long as may be reasonably required by reason thereof. [INSERT 19] If the building of which the demised premises are a part supplies manually operated elevator service, Owner at any time may substitute automatic control elevator service and proceed diligently with alterations necessary therefor without in any wise affecting this lease or the obligations of Tenant hereunder.

Captions:30) The Captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

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Definitions:31)  The term “office”, or “offices”, wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes, or for manufacturing.  The term “Owner” means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession for the time being, of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land or building, or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be, and hereby is, entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, of the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder.  The words “re-enter” and “re-entry” as used in this lease are not restricted to their technical legal meaning.  The term “business days” as used in this lease shall exclude Saturdays, Sundays and all days as observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract, [INSERT 20] or by the applicable Operating Engineers contract with respect to HVAC service.  Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent Excavation Shoring:	32) If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, a license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building, of which demised premises form a part, from injury or damage, and to support the same by proper foundations, without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations:	33) Tenant and Tenant’s servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations of such other and further

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reasonable Rules and Regulations as Owner or Owner’s agents may from time to time adopt.  Notice of any additional Rules or Regulations shall be given in such manner as Owner may elect.  In case Tenant disputes the reasonableness of any additional Rules or Regulations hereafter made or adopted by Owner or Owner’s agents, the parties hereto agree to submit the question of the reasonableness of such Rules or Regulations for decision [INSERT 21] ~~to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto~~.  The right to dispute the reasonableness of any additional Rules or Regulations upon Tenant’s part shall be deemed waived unless the same shall be asserted by service of a notice, in writing, upon Owner, within fifteen (15) days after the giving of notice thereof.  Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant, and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. [INSERT 22]

Security:34)  Tenant has [INSERT 23] ~~deposited with Owner~~ the sum of $210,432.00 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so ~~deposited~~ [INSERT 24] to the extent required for the payment of any rent and additional rent, or any other sum as to which Tenant is in default, or for any sum which Owner may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of this lease and after delivery of entire possession of the demised premises to Owner.  In the event of a sale of the land and building, or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee, and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber, or attempt to assign or encumber, the ~~monies deposited herein~~ [INSERT 25] as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

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Estoppel Certificate:	35) Tenant, at any time, and from time to time, upon at least ten (10) days prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/

or to any other person, firm or corporation specified by Owner, a statement certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating [INSERT 26] whether or not there exists any default by Owner under this lease, and, if so, specifying each such default.

Successors and Assigns:	36) The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.  Tenant shall look only to Owner’s estate and interest in the land and building, for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under, or with respect to, this lease, the relationship of Owner and Tenant hereunder, or Tenant’s use and occupancy of the demised premises.

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Exhibit 10.30

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Witness for Owner: Witness for Tenant:

J.A.B. MADISON HOLDINGS, L.L.C.

By:  J.A.B. Madison Management Corp.

By:  /s/ Shira Nadich Levin
Name:  Shira Nadich Levin
Title:  President

BANKRATE INC.

By:  /s/ Robert J. DeFranco
Name:  Robert J. DeFranco
Title:  Senior Vice President

Chief Financial Officer

ACKNOWLEDGEMENT

STATE OF ~~NEW YORK~~ FLORIDA,

SS.:

COUNTY OF PALM BEACH

On the 12 day of January in the year 2006, before me, the undersigned, a Notary Public in and for said State, personally appeared Robert DeFranco, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/  Daphne Batts

NOTARY PUBLIC

[NOTARY PUBLIC STAMP]

W/2507703v1

GUARANTY

FOR VALUE RECEIVED, and in consideration for, and as an inducement to Owner making the within lease with Tenant, the undersigned guarantees to Owner, Owner’s successors and assigns, the full performance and observance of all the covenants, conditions and agreements, therein provided  to be performed and observed by Tenant, including the “Rules and Regulations” as therein provided, without requiring any notice of non-payment, non-performance, or non-observance, or proof, or notice, or demand, whereby to charge the undersigned therefor, all of which the undersigned hereby expressly waives and expressly agrees that the validity of this agreement and the obligations of the guarantor hereunder shall in no wise be terminated, affected or impaired by reason of the assertion by Owner against Tenant of any of the rights or remedies reserved to Owner pursuant to the provisions of the within lease. The undersigned further covenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of this lease and during any period when Tenant is occupying the demised premises as a “statutory tenant.”  As a further inducement to Owner to make this lease, and in consideration thereof, Owner and the undersigned covenant and agree that in any action or proceeding brought by either Owner or the undersigned against the other on any matters whatsoever arising out of, under, or by virtue of, the terms of this lease or of this guarantee, that Owner and the undersigned shall and do hereby waive trial by jury.

Dated in the year

Guarantor

Witness

Guarantor’s Residence

Business Address

Firm Name

STATE OF NEW YORK,)      ss.:

COUNTY OF )

On the                 day of                           in the year        before me, the undersigned, a Notary Public in and for said State, personally appeared                                                          , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individuals(s) acted, executed the instrument.

Notary Public

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Exhibit 10.30

IMPORTANT -- PLEASE READ

RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF THIS LEASE IN ACCORDANCE WITH ARTICLE 33.

1.The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than for ingress or egress from the demised premises, and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner.  There shall not be used in any space, or in the public hall of the building, either by Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards.  If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant’s expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

2.The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant, whether or not caused by the Tenant, or its clerks, agents, employees or visitors.

3.No carpet, rug or other article shall be hung or shaken out of any window of the building and Tenant shall not sweep or throw, or permit to be swept or thrown, from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building, and Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the building by reason of noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish, or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4.No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

5.No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the demised premises or the building, or on the inside of the demised premise if the same is visible from the outside of the demised premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the demised premises.  In the event of the violation of the foregoing by Tenant, Owner may remove same without any liability, and

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may charge the expense incurred by such removal to Tenant.  Interior signs on doors and directory tablet shall be inscribed, painted or affixed for Tenant by Owner at the expense of Tenant, and shall be of a size, color and style acceptable to Owner.

6.Tenant shall not mark, paint, drill into, or in any way deface, any part of the demised premises or the building of which they form a part.  No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct.  Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7.No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof.  Tenant must, upon termination of his Tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys, so furnished, Tenant shall pay to Owner the cost thereof.

8.Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the demised premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner.  Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease, or which these Rules and Regulations are a part.

9.Canvassing, soliciting and peddling in the building is prohibited and Tenant shall cooperate to prevent the same.

10.Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner.  Owner will furnish passes to persons for whom any Tenant requests same in writing.  Tenant shall be responsible for all persons for whom he requests such pass, and shall be liable to Owner for all acts of such persons.  Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.

11.Owner shall have the right to prohibit any advertising by Tenant which in Owner’s opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

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12.Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in, or emanate from, the demised premises.

13.If the building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by Owner with respect to such services.  If Tenant requires air conditioning or ventilation after the usual hours, Tenant shall give notice in writing to the building superintendent prior to 3:00 p.m. in the case of services required on weekdays, and prior to 3:00 p.m. on the day prior in case of after hours service required on weekends or on holidays.  Tenant shall cooperate with Owner in obtaining maximum effectiveness of the cooling system by lowering and closing venetian blinds and/or drapes and curtains when the sun’s rays fall directly on the windows of the demised premises.

14.Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building without Owner’s prior written consent.  If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto, and shall be done during such hours as Owner may designate.

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15.Refuse and Trash.  (1) Compliance by Tenant.  Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations, of all state, federal, municipal, and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash.  Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law.  Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Owner.  Such separate receptacles may, at Owner’s option, be removed from the demised premises in accordance with a collection schedule prescribed by law.  Tenant shall remove, or cause to be removed by a contractor acceptable to Owner, at Owner’s sole discretion, such items as Owner may expressly designate.  (2) Owner’s Rights in Event of Noncompliance.  Owner has the option to refuse to collect or accept from Tenant waste products, garbage, refuse or trash (a) that is not separated and sorted as required by law or (b) which consists of such items as Owner may expressly designate for Tenant’s removal, and to require Tenant to arrange for such collection at Tenant’s sole cost and expense, utilizing a contractor satisfactory to Owner.  Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Owner or Tenant by reason of Tenant’s failure to comply with the provisions of this Building Rule 15, and, at Tenant’s sole cost and expense, shall indemnity, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Owner.

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Exhibit 10.30

Address Premises
TO [STANDARD FORM OF OFFICE LEASE LOGO]	Datedin the year Rent Per Year Rent Per Month Term From To Drawn by Checked by Entered by Approved by

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Exhibit 10.30

INSERTS ANNEXED TO AND FORMING A PART
OF PRINTED FORM OF LEASE DATED AS OF
JANUARY 20, 2006 BETWEEN J.A.B. MADISON
HOLDINGS, L.L.C., AS OWNER, AND BANKRATE,
INC., AS TENANT, COVERING A PORTION OF
THE FOURTH (4TH) FLOOR AT 477 MADISON
AVENUE, NEW YORK, NEW YORK

A.(which first monthly installment shall be applied towards the fixed rent immediately due after the expiration of any abatement of fixed rent provided for hereunder).

1.which approval shall not be unreasonably withheld, conditioned or delayed.

2.reasonably

3.Notwithstanding foregoing, Tenant shall not be required to remove Owner’s Work (as hereinafter defined).

4.provided such contractors’ rates are commercially reasonable.

5.(all of the foregoing, collectively, “Requirements”)

6.which would otherwise be in effect.

7.Owner’s

8.If more than 50% of the demised premises shall be damaged by fire or other casualty during the last year of the term of this Lease, either Owner or Tenant may, upon not less than 60 days written notice to the other, cancel and terminate this Lease as of the date set forth in such notice, as if such date were the stated Expiration Date of this Lease, and, in such event, Owner shall have no duty to repair and/or restore the demised premises.

9.made by or for the benefit of

10.Owner shall use reasonable efforts to minimize interference with Tenant’s business while performing such work and shall use reasonable efforts to have such work performed expeditiously and with due diligence, but, notwithstanding the foregoing, Owner shall not be required to utilize overtime labor or pay overtime wages in connection therewith.

11.and upon reasonable notice (which may be oral)

12.in an emergency

13.Owner shall not modify the certificate of occupancy now in effect for the Building so as to prohibit office use of the demised premises.

14.including

1

15.fifteen (15) days in the case of any default not involving the payment of money or seven (7) days in the case of any default involving the payment of money,

16.the aforesaid fifteen (15) day period (it being acknowledged and agreed by Tenant that any default in the payment of fixed rent and/or additional rent can be completely cured within said seven (7) day period)

17.A courtesy copy of any default notice to Tenant shall also be sent in like manner to The Law Offices of David Skrilow, 551 Fifth Avenue, Suite 1114, New York New York, attn:  David Skrilow, Esq., but in no event shall such courtesy copy be deemed a requirement of a default notice.

18.in accordance with Exhibit C annexed hereto and made a part hereof

19.Owner shall use reasonable efforts to minimize interference with Tenant’s business while making such repairs, alterations, replacements or improvements and shall use reasonable efforts to have the same performed expeditiously and with due diligence but, notwithstanding the foregoing, Owner shall not be required to utilize overtime labor or pay overtime wages in connection therewith.

20.or by local 32B-32J, Building Service Employees Union, AFL-CIO, or any successor thereto,

21.by informal arbitration pursuant to Article 45 hereof.

22.Owner shall not unreasonably discriminate against Tenant in its application of Rules and Regulations.

23.delivered to Owner a letter of credit in

24.delivered

25.letter of credit delivered hereunder

26.to Tenant’s knowledge

2

Exhibit 10.30

RIDER attached to and forming part of LEASE dated as of November 23, 2005 between J.A.B. MADISON HOLDINGS, L.L.C., Owner, and BANKRATE, INC., Tenant PREMISES:  477 Madison Avenue; A Portion of the Fourth (4th) Floor

37.Application of this Rider

A.Rider Provisions Paramount.  If and to the extent that any of the provisions of this Rider conflict or are otherwise inconsistent with any of the preceding printed provisions of this Lease, or of the Rules and Regulations attached to this Lease as Exhibit “B”, whether or not such inconsistency is expressly noted in this Rider, the provisions of this Rider shall prevail, and in case of inconsistency with said Rules and Regulations, shall be deemed a waiver of such Rules and Regulations with respect to Tenant to the extent of such inconsistency.

B.Additional Definitions.  For the purpose of this Lease and all agreements supplemental to this Lease, and all communications with respect thereto, unless the context otherwise requires:

(1)The term “fixed rent” shall mean rent consisting of base rent (inclusive of ERIF, as hereinafter defined) at the annual rate of:

(a)Four Hundred Twenty Thousand Eight Hundred Sixty-Four and 00/100 Dollars ($420,864.00) per annum (i.e., $35,072.00 per month) for the period (the “First Rental Period”) commencing on the Commencement Date and continuing through and including the last day of the calendar month in which the third (3rd) anniversary of the Commencement Date occurs; and

(b)Four Hundred Forty-Seven Thousand One Hundred Sixty-Eight and 00/100 Dollars ($447,168.00) per annum (i.e., $37,264.00 per month) for the period (the “Second Rental Period”) commencing on the first day following the last day of the First Rental Period and continuing through and including the last day of the calendar month in which the seventh (7th) anniversary of the Commencement Date occurs; and

(c)Four Hundred Sixty-Four Thousand Seven Hundred Four and 00/100 Dollars ($464,704.00) per annum (i.e., $38,725.33 per month) for the period commencing on the first day following the last day of the Second Rental Period and continuing through and including the Expiration Date.

(2)The term “additional rent” shall mean all sums of money, other than fixed rent, as shall become due and payable from Tenant to Owner hereunder, and Owner shall have the same remedies therefor as for a default in payment of fixed rent.

(3)The terms “rent” and “rents” shall mean and include fixed rent and/or additional rent and/or escalation rent hereunder.

(4)The term “Commencement Date” shall mean the earlier of the day Owner’s Work (as hereinafter defined) is substantially completed or the day Tenant first occupies all or any part of the demised premises for the conduct of business and the term “Expiration Date” shall mean the last day of the calendar month in which occurs the date that is ten (10) years and six (6) months after the Commencement Date.  Owner shall expeditiously complete any Punch list Work (As hereinafter defined).  Within ten (10) days after request by Owner, Tenant shall execute and deliver to Owner a certificate confirming the Commencement Date and Expiration Date.  In no event shall Owner’s failure to request any such certificate or Tenant’s failure or refusal to execute any such certificate in any way affect this Lease, the term hereof or any of Tenant’s obligations hereunder including, without limitation, Tenant’s obligation to pay the rents herein reserved and to perform all of the other covenants and agreements herein set forth.

Owner shall use reasonable efforts to substantially complete Owner’s Work on or before April 15, 2006.  Notwithstanding the foregoing, if Owner shall be unable to substantially complete Owner’s Work by such date, no such failure shall in any wise affect the validity of this Lease or the obligations of Tenant hereunder or give right to any claim for damages by Tenant or claim for rescission of this Lease, nor shall the same be construed in any wise to extend the term of this Lease.  Notwithstanding anything contained herein to the contrary, in the event that Owner cannot substantially complete Owner’s Work on or before the date that is six (6) months after the date this Lease is mutually executed and delivered to Tenant, and provided Tenant is not responsible for Owner’s inability to substantially complete Owner’s Work, Tenant may elect to terminate this Lease after said six (6) month period but at any time prior to the substantial completion of Owner’s Work by giving a written termination notice to Owner and upon delivery of such termination notice this Lease shall terminate and thereupon neither party shall have any liability or obligation to the other.

(5)Provided Tenant is not in default of the terms and provisions of this Lease beyond the expiration of all applicable notice and cure periods, the fixed rent payable hereunder shall be abated for the first six (6) months of the term hereof.  Anything contained herein to the contrary notwithstanding, if Tenant, at any time during the Term of this Lease, after Tenant has been granted all or a portion of the rent abatement or rent credit described herein, breaches any covenant, condition or provision of this Lease and fails to cure such breach within any applicable grace period, and provided that this Lease is terminated by Owner because of such default, then, in addition to all other damages and remedies herein provided and to which Owner may otherwise be entitled, the fixed rent so abated shall be amortized on a straight-line basis over the term hereof, and Owner shall also be entitled to the repayment of the unamortized portion of any rent abatement or rent credit theretofore enjoyed by Tenant, which sum shall be deemed additional rent hereunder and shall be due upon demand by Owner.  The obligation of Tenant to pay such additional rent (or damages) to Owner shall survive the expiration or sooner termination of the Term of this Lease.

(6)Any provision in this Lease that one party or the other or both shall do or not do or shall cause or permit or not cause or permit a particular act, condition or circumstance shall be deemed to mean that such party so covenants or both parties so covenant, as the case may be.  Tenant’s obligations hereunder shall be construed in every instance as conditions as well as covenants.  Such provisions shall be deemed to mean that if the performance of the covenant will involve incurrence of expense such expense shall be borne by the party responsible for such performance except where this Lease expressly provides otherwise.

(7)The term “Tenant” shall mean Tenant herein named or any permitted assignee or other successor in interest (immediate or remote) of Tenant herein named, when Tenant herein named or such assignee or other successor in interest as the case may be is in possession of the demised premises as owner of the Tenant’s estate and interest granted by this Lease.

(8)All references in this Lease to numbered Articles and lettered Exhibits are references to Articles of this Lease and Exhibits annexed to (and thereby made part of) this Lease, as the case may be, unless expressly otherwise designated in the context.

(9)The words “include”, “including” and “such as” shall each be construed as if followed by the phrase “without being limited to”.  The words “herein”, “hereof”, “hereby”, “hereunder” and words of similar import shall be construed to refer to this Lease as a whole and not to any particular Article or subdivision thereof unless expressly so stated.  The rule of ejusdem generis shall not be applicable to limit a general statement following or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.  Words and phrases used in the singular shall be deemed to include the plural and vice versa and nouns and pronouns used in any particular gender shall be deemed to include any other gender, as the sense of the context may permit.

(10)The term “Applicable Rate” shall mean the lesser of (a) two (2) percentage points above the then current rate of interest publicly announced from time to time by Citibank, N.A., or its successor, as its “prime lending rate” (or such other term as may be used by Citibank, N.A., from time to time, for the rate presently referred to as its “prime lending rate”), and (b) the maximum rate permitted by applicable law.

(11)The term “Tenant’s Proportionate Operating Share” shall mean 3.08%.

(12)The term “Tenant’s Proportionate Tax Share” shall mean 2.96%.

(13)The term “Substantial Completion” or words of similar import shall mean that the applicable work has been substantially completed in accordance with the applicable plans, specifications and laws, if any, it being agreed that such work shall be deemed substantially complete notwithstanding the fact that minor or insubstantial details of construction or demolition, mechanical adjustment or decorative items remain to be performed (“Punch List Work”).

C.Some Qualifications of Certain Preceding Printed Articles

(1)Notwithstanding Tenant’s agreement to pay the fixed rent in lawful money which shall be legal tender, Owner shall accept, subject to collection, and Tenant shall pay all fixed rent and additional rent falling due under this Lease by currently dated, unendorsed check of Tenant, payable to Owner or its designed agent and drawn on a bank or trust company which is a member of the New York Clearing House.  If Tenant shall default in timely payment of any rent twice in any period of twenty-four (24) months, and whether or not such default shall be cured, Owner, may by notice given to Tenant at any time thereafter, require Tenant to make all further rent payments by currently dated, unendorsed certified or official bank check payable to Owner on a bank or trust company that is a member of the New York Clearing House.

(2)The use of the demised premises for the purposes specified in Article 2 shall not in any event be deemed to include, and Tenant shall not use, or permit the use of the demised premises or any part thereof for:

a)the conduct of a public auction of any kind or of any gaming or gambling activities, or of any political or club activities, whether private or public;

b)the conduct of a school of any kind (other than a training center for employees of Tenant);

c)the conduct of a cafeteria or restaurant other than private dining facilities for Tenant’s officers, employees and business guests;

d)the conduct of any business, occupation or activity which, in the reasonable judgment of Owner, may (i) create or foster an unusual risk to the security of the Building or of any of its tenants or occupants, (ii) impair the reputation of the Building for the highest class of office and commercial uses, or (iii) interfere with or disturb the occupancy of other tenants in the Building;

e)the conduct of meetings, shows or exhibits for the general public.

In no event shall the demised premises be used or occupied by anyone (as assignee of this Lease or as subtenant or licensee), who shall not have a financial standing, or shall not be of a character, or shall not be engaged in a business, or shall not use the demised premises in a manner, which shall be in keeping with the standards in such respects of the other office tenancies in the Building.

In no event shall Tenant cause or permit, as the result of any intentional or unintentional act or omission on the part of Tenant, its agents, employees, tenants, subtenants or other occupants of the demised premises to release Hazardous Substances (hereinafter defined) in or from any portion of the demised premises in violation of any Environmental Laws (hereinafter defined).  Tenant shall indemnify, defend and hold harmless Owner and any property manager(s) engaged by Owner, their successors, assigns, and each of their affiliated companies, partners, shareholders, agents, directors, officers and employees (collectively, “Indemnitees”) from and against any and all claims, demands, penalties, fines, liabilities, settlements, suits, damages, losses, injuries, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, including, without limitations, attorneys’ and consultants’ fees and disbursements and investigation and laboratory fees arising out of, or in any way related to:  (i) the presence, disposal, release or threat of release of any Hazardous Substance as a result of any act or omission of Tenant, its agents, employees, tenants, subtenants, invitees or other occupants of the demised premises, in or from or affecting the demised premises; (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to any such Hazardous Substance; (iii) any lawsuit brought or threatened, settlement reached or government order relating to such Hazardous Substance; and (iv) any violations of any

Environmental Laws.  As used herein the term “Hazardous Substance” shall mean solid waste, hazardous waste, hazardous substance, petroleum product or similar term as used and defined in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Material Transportation Act, the Federal Water Pollution Control Act, the Superfund Amendments and Reauthorization Act of 1986, any laws relating to underground storage tanks, and any similar or successor federal law, state law or local statutes or ordinances and any rules, regulations and policies promulgated thereunder, as any of the same may be amended from time to time (collectively, “Environmental Laws”).  Tenant’s indemnity hereunder shall survive the expiration or sooner termination of this Lease.  Notwithstanding anything to the contrary contained herein, in no event shall Tenant be responsible for any Hazardous Substances existing within the demised premises prior to the Commencement Date.

(3)Supplementing Article 3:

a)Tenant shall cause any permitted alterations, decorations, installations, additions or improvements (any of the foregoing are herein called “Tenant’s Changes”) in or about the demised premises, referred to in Article 3, to be performed in compliance with all applicable Requirements, and in such manner as not to interfere with, delay, or impose any additional expense upon Owner in the construction, maintenance or operation of the Building, or interfere with or disturb the occupancy of other tenants in the Building, and so as to maintain harmonious labor relations in the Building.  Tenant with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Tenant’s Changes which shall be issued by the Department of Buildings or any other public authority having or asserting jurisdiction.

b)Owner may require submission to it of plans and specifications for any proposed Tenant’s Changes and in granting its consent to any Tenant’s Changes may impose such conditions (in addition to those expressly provided in this Lease) as to guaranty of completion and payment and of restoration and otherwise as Owner may reasonably consider desirable.  In no event shall Owner be required to consent to any Tenant’s Changes which could physically affect any part of the Building outside of the demised premises or might adversely affect the proper functioning of any of the Building Systems.  Owner may require Tenant to reimburse Owner for Owner’s reasonable out-of-pocket costs and expenses to unrelated third parties for (x) review of Tenant’s plans and specifications for such Tenant’s Changes, and (y) supervision of compliance with the requirements of this Lease in the performance of such Tenant’s Changes.

c)Within thirty (30) days after the completion of any Tenant’s Changes, Tenant shall deliver to Owner a full set of architectural, structural, mechanical and electrical drawings and specifications showing the demised premises “as built” by the performance of such Tenant’s Changes.

(4)Supplementing Article 16, insert at the beginning thereof in place of the first sentence thereof, the following:

“If, at or before the date fixed as the Commencement Date of the term of this Lease or if at any time during the term hereby demised:

i)Tenant shall file a petition commencing a voluntary case under the Federal Bankruptcy Code (Title 11 of the United States Code), as now or hereafter in effect, or under similar law, or file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any state bankruptcy law or any similar state law or, if Tenant is then a banking organization, shall file an application for voluntary liquidation or dissolution applicable to banking organizations; or

ii)an involuntary case against Tenant as debtor is commenced by a petition under the Federal Bankruptcy Code (Title 11 of the United States Code), as now or hereafter in effect, or under similar law, or a petition or answer proposing the adjudication of Tenant as a bankrupt or its reorganization pursuant to any state bankruptcy law or any similar state law shall be filed in any court and same shall not be dismissed within sixty (60) days after the filing thereof or if Tenant shall consent or acquiesce in filing thereof; or

iii)a custodian, receiver, United States Trustee, trustee or liquidator of Tenant or of all or substantially all of Tenant’s property or of Tenant’s property in the demised premises shall be appointed in any proceedings brought by Tenant; or if any such custodian, receiver, United States Trustee, trustee or liquidator shall be appointed in any proceedings brought against Tenant and shall not be discharged within sixty (60) days after such appointment, or if Tenant shall consent to or acquiesce in such appointment; or

iv)if Tenant shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

v)if Tenant is then a banking organization, if the Superintendent of Banks of the State of New York or any other public officer having like authority and power over Tenant as a banking organization shall take possession of the business and property of Tenant at the demised premises;

then, Owner may, at its option, cancel or terminate this lease by giving Tenant written notice to such effect within a reasonable time after receipt of notice of the happening of any one or more of such events.”

(5)Supplementing the provisions of Article 17:

Nothing in Article 17 shall be deemed to require Owner to give the notices provided for therein prior to the commencement of a summary proceeding for nonpayment of rent or a plenary action for the recovery of rent on account of any default in the payment of rent, it being acknowledged and agreed by both parties that the sole purpose of such notices is to create a conditional limitation hereunder, and in the event such notices are given by Owner, Tenant shall become a holdover tenant and this Lease shall terminate forthwith at the expiration of the applicable notice period with the effects provided in Article 17(l).

(6)Supplementing Articles 17 and 18:

a)Tenant expressly recognizes that Tenant’s due and punctual performance of all its obligations under this Lease throughout the term hereof is of paramount importance to Owner and, without limiting the provisions of Articles 17 and 37C(5), Tenant agrees that, if Tenant (i) shall fail to pay for seven (7) days after it becomes due an installment of fixed rent or regularly recurring additional rent for two (2) months in any period of twelve (12) months, or (ii) shall default in the timely performance of any other obligation of Tenant under this Lease with respect to which Owner shall have given Tenant notice of default, and such default shall occur more than two (2) times in any period of twelve (12) months, then notwithstanding that such failure or other default shall have been cured within the applicable grace period provided in said Articles, any further similar default shall be deemed to be deliberate and Owner thereafter may, without further notice of default, serve a five (5) day notice of cancellation of this Lease as and with the effects provided in subparagraph (1) of Article 17.

b)Instead of the liquidated damages determined pursuant to Article 18(c), Owner may, at its election, recover from Tenant as liquidated damages an amount determined pursuant to Article 16(b).

(7)Supplementing Article 22, Tenant acknowledges and agrees that the damage to Owner resulting from Tenant’s failure to timely surrender the demised premises to Owner will be substantial, will exceed the amount of fixed rent, additional rent and escalation rent theretofore payable hereunder and will be impossible to accurately measure.  Tenant therefore agrees that if possession of the demised premises is not surrendered to Owner within one (1) day after the Expiration Date or the sooner expiration of the term of this Lease, Tenant shall pay Owner as liquidated damages (and not as a penalty) for each day during which Tenant holds over in the demised premises after the Expiration Date or earlier expiration of the term of this Lease, a sum equal to one and one half (1-1/2) times the average fixed rent, additional rent and escalation rent which was payable on a per diem basis under this Lease on the last day of the term thereof.  Tenant’s obligations hereunder shall survive the Expiration Date or earlier expiration of the term of this Lease.

(8)Supplementing and amending Article 27, Tenant shall have no liability whatsoever to Owner on account of the inability of Tenant to timely fulfill any of Tenant’s obligations under this Lease (except for obligations to pay money) by reason of any events as set forth in this Article 27.

(9)Supplementing Article 28, “requests” or “approvals” by Owner or Tenant under this Lease shall be deemed to be notices.  All notices shall be in writing.

(10)Supplementing and amending Article 29:

a)Any use of the demised premises or arrangement of partitioning which interferes with the normal operation of the HVAC systems serving the demised premises may require changes or alteration in the systems or the ducts through which the same operate.  Any changes or alterations so occasioned shall be made by Tenant at its own cost and expense but no such changes or alterations shall be made by Tenant without the prior written consent of Owner first had and obtained, which consent shall not be unreasonably withheld, conditioned or delayed.  All such changes shall be in accordance with plans and specifications submitted to and approved by Owner prior to the commencement of the work necessary to accomplish the same and all work done in accordance with this Article shall be done by a general contractor approved in advance by Owner which approval shall not be unreasonably withheld, conditioned or delayed.  Owner shall have free and unrestricted access at reasonable times and upon reasonable prior notice, which notice may be oral, (except no notice shall be required in the case of emergencies) to all Building HVAC equipment located in or readily accessible through the demised premises.  Owner shall use reasonable efforts to minimize interference with Tenant’s business while accessing the Building HVAC equipment and shall use reasonable efforts to have any such work performed expeditiously and with due diligence, but, notwithstanding the foregoing, Owner shall not be required to utilize overtime labor or pay overtime wages in connection therewith.

Any air-conditioning shall be furnished by Owner on business days (as defined in Article 31 hereof) from 8:00 A.M. to 6:00 P.M. (from Monday to Friday).  Owner reserves the right to stop the service of said air-conditioning equipment when necessary by reason of accident or of repairs, alterations or improvements in the judgment of Owner desirable or necessary to be made thereto until such repairs, alterations or improvements shall have been completed, and Owner shall further have no responsibility or liability for failure to supply said air-conditioning service when prevented from so doing by strikes, accidents or any causes beyond Owner’s reasonable control, or by orders or regulations of any federal, state, municipal or county authority or failure of electric current, steam and/or water or other suitable power supply for the operation of said air-conditioning system equipment.

b)Upon notification by Tenant to Owner’s representative in the Building prior to 3:00 P.M. on Mondays through Fridays and prior to 3:00 P.M. on Fridays for weekend service, Owner agrees to furnish air-conditioning or heat to the demised premises at hours and days not provided for herein, at a cost to Tenant, which Tenant agrees to pay, of Owner’s then standard rate for such service.  To the extent that Article 29 of this Lease is inconsistent with this Article, the provisions of this Article shall prevail.

c)Owner acknowledges that Tenant may wish to install supplemental HVAC in the demised premises and that such installation is acceptable to Owner provided that the location is subject to Owner’s approval in its sole discretion, that proper plans are submitted to Owner and the work and installation are done in accordance with and subject to Articles 3, 37 and 50 of this Lease.

(10)If Tenant shall fail to pay any installment of fixed rent or any amount of additional rent for more than five (5) business days after it shall have become due and payable, then, whether or not a notice of default has been given therefor pursuant to the provisions of Section 37C(6)(a), Tenant shall pay Owner as a late charge and as additional rent a sum equal to interest at the Applicable Rate on the amount unpaid, computed from the date such payment was due through and including the date of payment.  Such late charge shall be without prejudice to any of Owner’s rights and remedies hereunder or at law for nonpayment or late payment of rent and shall be in addition thereto.

38.Electricity

A.For purposes of this Article, the following terms shall have the following meanings:

(1)The term “Owner’s Cost”, shall mean, the average cost per kilowatt hour and average cost per kilowatt demand, by time of day, if applicable, to Owner of purchasing electricity for the building, including, without limitation, fuel adjustment charges (as determined for each month of the relevant period and not averaged) rate adjustment charges, sales tax, and/or any other factors, used by the public utility company (the “Utility”) servicing the building in computing its charges to Owner applied to the kilowatt hours of energy and kilowatts of demand purchased by Owner during a given period, and further including transmission and transformer losses (to be determined by Owner if such losses are not measured by the Submeter, as defined herein); and

(2)The term “Owner’s Statement”, shall mean an instrument containing a computation (or estimate thereof), of Owner’s Cost, or any other computation to be made by Owner pursuant to the provisions of this Article.

B.Subject to the provisions of subdivision 4 of paragraph C hereof, Tenant agrees that Owner may furnish electricity to Tenant on a “rent inclusion” basis or on a “submetering” basis.  On the Commencement Date, electricity will be furnished on a rent inclusion basis.

(1)Submetering.  In the event that Owner shall furnish electricity to Tenant on a “submetering basis” Owner shall, at Owner’s sole cost and expense, install a meter or meters (collectively, the “Submeter”), at a location designated by Owner, connections from the risers and/or circuits servicing the demised premises to the Submeter and perform all other work necessary for the furnishing of electric current by Owner to the demised premises in the manner provided for in this subdivision (1).  If and so long as electric current is supplied by Owner to the demised premises to service Tenant’s office equipment and the machinery and mechanical equipment for the air conditioning units utilized by Tenant, if any, Tenant will pay Owner or Owner’s designated agent, as additional rent for such service, the amounts, as determined by the Submeter, for the purpose of measuring Tenant’s consumption and demand.  In the event said air conditioning units are used by other tenants of the Building, the electric charges for such units shall be allocated by Owner proportionately, on the basis of the respective amount of rentable square feet occupied by such tenants, including Tenant.  The additional rent payable by Tenant pursuant to this subdivision (1), shall be computed in the same manner as that for computation of Owner’s Cost, as applied to the demised premises, plus a fee (the “Overhead Charge”) equal to eight (8%) percent of such charge to Owner, representing administrative/overhead costs to Owner.  The amounts computed from the Submeter together with the Overhead Charge, are herein collectively called the “Electricity Additional Rent”, and such amounts computed from the Submeter shall be binding and conclusive on Tenant absent manifest error.  If the Submeter should fail to properly register or operate at any time during the term of this lease for any reason whatsoever, Owner may estimate the Electricity Additional Rent, and when the Submeter is again properly operative, an appropriate reconciliation shall be made, by Tenant paying any deficiency to Owner within ten (10) days after demand therefor, or by Owner crediting Tenant with the amount of any overpayment, as the case may be.  Owner, at its option, may from time to time, increase the Electricity Additional Rent based upon any increase in Owner’s Cost (and only to the extent of such increase).  The periods to be used for the aforesaid computation shall be as Owner, in its sole discretion, may from time to time elect.  Where more than one meter measures the electric service to Tenant (including such electric energy as is consumed in connection with the operation of the ventilation and air conditioning equipment servicing the demised premises), the electric service rendered through each meter may be computed and billed at Owner’s option, separately as above set forth, or cumulatively.  Bills for the Electricity Additional Rent (“Bills”) shall be rendered to Tenant at such time as Owner may elect.

Owner and Tenant agree, that the Submeter might be installed subsequent to the Commencement Date.  In such event, Owner, at Owner’s sole option, may either (x) estimate the Electricity Additional Rent payable by Tenant for the period commencing on the Commencement Date and ending on the Occupancy Reading Date (hereinafter defined), and Tenant shall pay to Owner, within ten (10) days after demand therefor, the amount set forth on Owner’s estimate and, after rendition of a subsequent Owner’s Statement, an appropriate reconciliation shall be made for any deficiency owed by Tenant, or any overage paid by Tenant, or (y) render a Owner’s Statement to Tenant, after a reading of the installed Submeter is made (said date upon which the Submeter is read, being herein called the “Occupancy Reading Date”) on or about the date upon which Tenant shall have commenced normal business operations in the demised premises, and the amount calculated from the Submeter on the Occupancy Reading Date shall be determined on a per diem basis and then multiplied by the number of days from the Commencement Date through the Occupancy Reading Date to arrive at the amount due for said period, and Tenant shall pay the Electricity Additional Rent on the basis of such Submeter reading within ten (10) days after rendition of Owner’s Statement detailing such computation.

(2)Rent Inclusion.  In the event that Owner shall furnish electricity to Tenant on a “rent inclusion” basis, Tenant acknowledges and agrees that the fixed rent set forth in this Lease shall be increased by an amount (the “Electricity Rent Inclusion Factor”; hereinafter defined and sometimes called the “ERIF”) to compensate Owner for the electrical wiring and other installations necessary for, and for its obtaining and making available to Tenant the redistribution of electric current to the demised premises as additional service, and (ii) the ERIF shall be subject to periodic adjustments as hereinafter provided.  The Electricity Rent Inclusion Factor shall mean (x) the amount determined by multiplying Owner’s Cost on January 1, 2005 by Tenant’s average kilowatt hour and average kilowatt demand usage (determined by the most recent survey under this subdivision (2), or (y) if no such survey has yet been made, the average on a per rentable square foot basis of the charges for electric current to the demised premises pursuant to subdivision (1) of this Section B (exclusive of the Overhead Charge) for the twelve (12) full calendar months preceding the month in which the provisions of this subdivision (2) shall become effective, multiplied by the number of square feet of rentable area of the demised premises, plus eight (8%) percent of the resulting total.  If Owner’s Cost shall have been, or shall be, increased whether due to a change in electric rates, charges, fuel adjustments, service classifications, taxes or otherwise, the ERIF shall, effective as of the date of such increase in cost, be increased in the same percentage and the fixed rent shall be increased accordingly on account thereof.  If the provisions of this subdivision (2) shall be effective prior to the expiration of a period of twelve (12) full consecutive months during which Tenant is paying for electric energy to the demised premises pursuant to said subdivision (1) of this Article (and no survey has yet been made under this subdivision (2)), so that the ERIF cannot be determined in the manner described in the preceding sentence, then the Electricity Rent Inclusion Factor shall mean the amount determined by multiplying Owner’s Cost by Tenant’s average kilowatt hour and average kilowatt demand usage determined by the estimate of an electrical consultant selected by Owner, plus eight (8%) percent of the resulting total.  When a survey has been made by the electrical consultant selected by Owner (the “Consultant”), the parties shall make adjustment for any deficiency owed by Tenant or any overage paid by Tenant.  Notwithstanding the foregoing, on the Commencement Date the ERIF shall be $26,304 per annum, and the fixed rent set forth in Article 37 hereof includes such amount.

The parties agree that the Consultant shall determine the ERIF in accordance with the provisions of this subdivision (2).  The Consultant may from time to time make surveys in the demised premises of the electrical equipment and fixtures and use of current therein, and the ERIF, effective as of the date of the survey, shall be redetermined by the Consultant in accordance with the survey results and the provisions of this subdivision (2).

The determination by the Consultant shall be binding and conclusive on Owner and Tenant from and after the delivery of copies of such determinations to Owner and Tenant, unless within thirty (30) days after the delivery of such copies, Tenant disputes such determinations by having an independent reputable electrical consultant selected and paid for by Tenant, consult with Owner or its consultant as to said determinations.  If they shall both agree upon the same, their said agreement shall be binding upon the parties, or if the difference between them is five (5%) percent or less of the determinations made by the Consultant then the determinations made by the Consultant shall be binding upon the parties.  If Owner or the Consultant and Tenant’s consultant cannot agree within the said five (5%) percent of each other, they shall jointly select a third duly qualified independent, reputable electrical consultant who shall determine the matter and whose decision shall be binding upon both parties with the same force and effect as if a non-appealable judgment had been entered by a court of competent jurisdiction.  If Owner or the Consultant and Tenant’s consultant cannot agree upon such a third electrical consultant, the matter shall be submitted to arbitration in accordance with Article 45.  Any charges of such third consultant shall be borne equally by both parties.  When the amount of such increase has been determined, the parties shall execute an agreement supplementary hereto to reflect such adjustment in the amount of fixed rent effective from the date determined by such electrical consultant as aforesaid.  Notwithstanding the foregoing, until such final determination, Tenant shall pay fixed rent to Owner in accordance with the determinations made by the Consultant.  After such final determinations, the parties shall make adjustment for any deficiency owed by Tenant or any overage paid by Tenant.

C.General Conditions

(1)Owner shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric service furnished to the demised premises by reason of any requirement, act or omission of the Utility or for any other reason not attributable to the negligence of Owner, whether electricity is provided by public or private utility or by any electricity generation system owned and operated by Owner.

(2)Tenant shall at all times comply with the rules, regulations, terms and conditions applicable to service, equipment, wiring and requirements of the Utility.  Tenant shall not use any electrical equipment which, in Owner’s reasonable judgment, would exceed the capacity of the existing risers serving the demised premises (the “Basic Capacity”) or interfere with the electrical service to other tenants of the Building.  Tenant agrees not to connect any additional electrical equipment to the Building electric distribution system, other than lamps, personal computers, copiers, typewriters and other similar office machines which consume comparable amounts of electricity, without Owner’s prior consent.  In the event that, in Owner’s sole judgment, Tenant’s electrical requirements require in excess of the Basic Capacity and necessitate installation of an additional riser, risers or other proper and necessary equipment, Owner shall so notify Tenant of same.  Within five (5) business days after receipt of such notice, Tenant shall either cease such use of such additional electricity or shall request that additional electrical capacity (specifying the amount requested) be made available to Tenant.  Owner, in its reasonable judgment, shall determine whether to make available such additional electrical capacity to Tenant and the amount of such additional electrical capacity to be made available.  If Owner shall agree to make available additional electrical capacity and the same necessitates installation of an additional riser, risers or other proper and necessary equipment, including, without limitation, any switchgear, the same shall be installed by Owner.  Any such installation shall be made at Tenant’s sole cost and expense, and shall be chargeable and collectible as additional rent and paid within thirty (30) days after the rendition of a bill to Tenant therefor.  Tenant shall furnish and install, at its expense, all original and replacement lighting tubes, lamps, bulbs and ballasts required in the demised premises.

(3)The parties acknowledge that they understand that it is anticipated that electric rates, charges, etc. may be changed by virtue of time-of-day rates or other methods of billing, and that the references in the foregoing subdivisions to changes in methods of or rules on billing are intended to include any such changes.

(4)Owner shall have the right at any time, and from time to time, during the term of this Lease, upon thirty (30) days prior written notice to Tenant, to change the furnishing of electricity to Tenant from a rent inclusion basis to a submetering basis, or visa versa.  In addition, Owner shall have the right to terminate the furnishing of electricity to the demised premises on a rent-inclusion, submetering, or any other basis at any time, upon thirty (30) days’ written notice to the Tenant in which event Tenant shall make application directly to the Utility for Tenant’s entire separate supply of electric current to the demised premises and Owner shall permit its wires and conduits, to the extent available and safely capable in Owner’s sole judgment, to be used for such purpose.  Any meters, risers or other equipment or connections necessary to enable Tenant to obtain electric current directly from the Utility shall be installed at Tenant’s sole cost and expense, subject to the provisions of this Lease.  Rigid conduit only will be allowed.  Owner, upon the expiration of the aforesaid thirty (30) days’ written notice to the Tenant, may discontinue furnishing the electric current but this Lease shall otherwise remain in full force and effect.  Provided that Tenant is diligently pursuing obtaining direct electrical service Owner will continue to provide electricity to the demised premises on a redistribution basis for such period of time as is reasonably required by Tenant to arrange to obtain electrical service directly from the Utility.  Commencing when Tenant receives such direct service (or submetering) and as long as Tenant shall continue to receive such service, the fixed rent payable under this Lease shall be reduced where electricity rent inclusion is discontinued, by a sum equal to what the ERIF portion of the fixed rent was at the time of such discontinuance.

(5)In the event that pursuant to any of the provisions of this Article, any initial determinations, statements or estimates are made by or on behalf of Owner (whether such initial determinations, statements or estimates are subject to dispute or not pursuant to the provisions of this Article), Tenant shall pay to Owner the amount(s) set forth on such initial determinations, statements or estimates, as the case may be, until subsequent determinations, statements or estimates are rendered, at which time, the parties shall make adjustment for any deficiency owed by Tenant, or any overage paid by Tenant.

(6)Notwithstanding any provisions of this Article and regardless of the manner of service of electric current to the demised premises (whether by rent inclusion or submetering), in no event shall the cost to Tenant for electric energy to the demised premises be greater or less than one hundred eight (108%) percent of Owner’s Cost unless otherwise provided herein.

(7)If any tax is imposed upon Owner’s receipts from the sale or resale of electric current to Tenant by any Federal, state or municipal authority, Tenant agrees that, unless prohibited by law, a portion of such taxes (based on the amount of the Electricity Additional Rent as applied to the appropriate tax rate) shall be passed on to, and included in the bill of, and paid by Tenant to Owner as additional rent.

D.The provisions of this Article are subject to any requirements or demands imposed by the Utility.

39.Superior Leases and Mortgages

A.For the purposes of this Article a “Mortgagee” shall mean the holder of a mortgage affecting the Building and “Lessor” shall mean the holder of a superior lease affecting the Building.

B.(1)If the date of expiration of any superior lease shall be the same day as the Expiration Date, the term shall end and expire twelve (12) hours prior to the expiration of the superior lease.  If, in connection with the financing of the Land, the Building or the interest of the lessee under any superior lease, or if in connection with the entering into of a superior lease, any lending institution or Lessor shall request reasonable modifications of this Lease that do not increase Tenant’s monetary obligations under this Lease, or adversely affect or diminish the rights, or increase the other obligations of Tenant under this Lease (other than to a de minimis extent), Tenant shall make such modifications.

(2)Neither the Mortgagee nor the Lessor, as the case may be, nor anyone claiming by, through or under such Mortgagee or Lessor, as the case may be, including a purchaser at a foreclosure sale, shall be:

i)liable for any act or omission of any prior Owner except for continuing acts omissions or defaults (including, without limitation, the then defaulting Owner), or

ii)subject to any defense or offsets which Tenant may have against any prior Owner (including, without limitation, the then defaulting Owner), or

iii)bound by any payment of rental which Tenant may have made to any prior Owner (including, without limitation, the then defaulting Owner) more than thirty days in advance of the date upon which such payment was due, or

iv)bound by any obligation to make any payment to or on behalf of Tenant, or

v)bound by any obligation to perform any work or to make improvements to the demised premises, except for (i) repairs and maintenance pursuant to the provisions of Article 4 hereof, the need for which repairs and maintenance first arises after the date upon which such owner, Lessor, or Mortgagee shall be entitled to possession of the demised premises, (ii) repairs to the demised premises or any part thereof as a result of damage by fire or other casualty pursuant to Article 9 hereof, but only to the extent that such repairs can be reasonably made from the net proceeds of any insurance actually made available to such Lessor or Mortgagee, and (iii) repairs to the demised premises as a result of a partial condemnation pursuant to Article 10 hereof, but only to the extent that such repairs can be reasonably made from the net proceeds of any award made available to such Lessor or Mortgagee, or

vi)bound by any amendment or modification of this Lease made without its consent, or

vii)bound to return Tenant’s security deposit, if any, until such deposit has come into its actual possession and Tenant would be entitled to such security deposit pursuant to the terms of this Lease.

C.If at any time prior to the expiration of the term, any superior lease shall terminate or be terminated for any reason or any Mortgagee comes into possession of the Land or the Building or the estate created by any superior lease by receiver or otherwise, Tenant agrees, at the election and upon demand of any owner of the Land or the Building, or of the Lessor, or of any Mortgagee in possession of the Land or the Building, to attorn, from time to time, to any such owner, Lessor or Mortgagee or any person acquiring the interest of Owner as a result of any such termination, or as a result of a foreclosure of such Mortgage or the granting of a deed in lieu of foreclosure, upon the then executory terms and conditions of this Lease, subject to the provisions of Section 39B hereof, for the remainder of the term, provided that such owner, Lessor or Mortgagee, as the case may be, or receiver caused to be appointed by any of the foregoing, shall then be entitled to possession of the demised premises.  The provisions of this Section 39C shall enure to the benefit of any such owner, Lessor or Mortgagee, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any superior lease, and shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions.  Tenant, however, upon demand of any such owner, Lessor or Mortgagee, shall execute, at Tenant’s expense, from time to time, instruments, in recordable form, in confirmation of the foregoing provisions of this Section 39C, reasonably satisfactory to any such owner, Lessor or Mortgagee, acknowledging such attornment and setting forth the terms and conditions of its tenancy.  Nothing contained in this Section 39C shall be construed to impair any right otherwise exercisable by any such owner, Lessor or Mortgagee.

D.As long as any superior lease or mortgage shall exist, Tenant shall not seek to terminate this Lease by reason of any act or omission of Owner until Tenant shall have given written notice of such act or omission to all Lessors and Mortgagees at their addresses provided to Tenant, and if any such Lessor or Mortgagee, as the case may be, shall have notified Tenant within ten (10) business days following receipt of such notice of its intention to remedy such act or omission, until a reasonable period of time shall have elapsed following the giving of such notice, during which period such Lessors and Mortgagees shall have the right, but not the obligation, to remedy such act or omission.

40.Indemnification and Liability of Owner

A.Supplementing Article 8, Tenant shall indemnify and save harmless Owner against and from (a) any and all third-party claims (i) arising from (x) the conduct of business in or management (other than by Owner) of the demised premises or (y) any work or thing whatsoever done, or any condition created (other than by Owner) in or about the demised premises during the term of this Lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the demised premises pursuant to this Lease, or (ii) arising from any act or omission of Tenant or any of its subtenants or licensees or its or their employees, agents or contractors, and (b) all costs, expenses and liabilities incurred in or in connection with each such third-party claim or action or proceeding brought thereon.  Tenant’s indemnity hereunder shall survive the expiration or any sooner termination of this Lease.  In case any action or proceeding be brought against Owner by reason of any such claim, Tenant, upon notice from Owner, shall resist and defend such action or proceeding by counsel chosen by Tenant who shall be reasonably satisfactory to Owner.  Tenant or its counsel shall keep Owner fully apprised at all times of the status of such defense.  Counsel for Tenant’s insurer shall be deemed satisfactory to Owner.

41.Escalation for Real Estate Taxes

A.The real estate taxes levied by the City of New York against the Building and the Land for the fiscal year commencing July 1, 2005 shall be the “Base Tax”.  If during the term of this Lease, the real estate taxes levied by the City of New York against the Land and Building shall be greater than the Base Tax, Tenant agrees to pay to Owner, as additional rent, the product of the following:  (x) the amount of the excess of such real estate taxes over the Base Tax; and (y) Tenant’s Proportionate Tax Share.  However, in no event shall Owner have any obligation under this Section 41A in the event that real estate taxes for any fiscal year are less than the Base Tax.

B.(1)In the event that as a result of administrative or court proceedings, the real estate taxes for any fiscal year subsequent to the Base Tax Year shall be reduced, Owner shall make an appropriate payment to the Tenant upon receiving a refund or a tax bill reflecting such reduction from the City of New York, so that the aggregate payment from Tenant to Owner with reference to such fiscal year of the City of New York pursuant to the provisions of this Article shall be brought to the amount which it would have been if the reduced taxes for such fiscal year were the original taxes levied upon the Land and Building; provided, however, that in no event shall the fixed rent payable by Tenant under this Lease in respect of any year be reduced as a result of this Article 41.  If the attorneys for Owner in any administrative or court proceedings succeed or shall have succeeded in reducing the assessed valuation for real estate tax purposes of the Land or the Building for any fiscal year of the City of New York, the whole or any part of which shall be included within the term of this Lease, and as a result of such attorneys’ services there shall be payment by Owner to Tenant or a saving of additional rent payable pursuant to this Article, Tenant agrees to pay to Owner as additional rent, upon demand, for such services (in no event, however, shall such payment exceed the amount of the refund or savings).  The obligation to make the payment required by this Article shall survive the end or termination of the term of this Lease.

(2)In the event that as a result of administrative or court proceedings, the Base Taxes shall be reduced, Tenant shall promptly, upon demand, make appropriate payment(s) to Owner reflecting such reduction from the City of New York, so that the aggregate payment from Tenant to Owner with reference to the following fiscal years of the City of New York pursuant to the provisions of this Article shall be brought to the amount which it would have been if the reduced Base Taxes were the original taxes levied upon the Land and Building.  Tenant’s obligation to make such payments shall survive the end or termination of the term of this Lease.

C.If the term of this Lease shall end or be terminated (for any reason other than the Tenant’s default) on a day other than the end of a fiscal year of the City of New York and such end or termination shall be during a fiscal year of the City of New York as to which a payment is agreed to be made by Tenant pursuant to the provisions of this Article, then such payment shall be reduced by the proportion thereof which the number of days elapsed from the end or termination of the term hereof to the end of the then current fiscal year of the City of New York bears to 365.

D.Any sum payable by Tenant in accordance with this Article shall be paid on or before the last day of the fourth month of the fiscal year of the City of New York to which such payment is applicable.  At least thirty (30) days prior to such due date, Owner shall furnish Tenant with a certified statement of such sum and the calculations on which it is based.  Upon written request of Tenant, Owner shall provide a copy of the relevant underlying tax bill.  The obligation to make such payment shall survive the end or termination of this Lease.  Tenant shall not be required to anticipate payment of its proportionate share of any special Borough-wide assessment levied against the Land and Building unless Owner shall, in its sole discretion, elect to anticipate payment thereof.

E.All mention herein of “real estate taxes levied by the City of New York” shall be deemed to refer to the aggregate of all Borough-wide levies against the Land and Building,

whether called City taxes, City and Borough assessments or by any other term.  Real estate taxes levied by the City of New York shall not be deemed to include (i) any penalties, late charges or fines imposed against Owner with respect to real estate taxes, assessments and the like that are otherwise includable; (ii) any value-added, transfer tax, gains tax, succession, capital stock, excise, excess profits, foreign ownership or control, payroll, stamp tax or mortgage recording tax; (iii) any taxes on Owner’s income; (iv) franchise, corporate and unincorporated business taxes; or (v) estate, gift or inheritance taxes.

F.Any dispute arising under this Article shall be submitted to arbitration in accordance with Article 45.  The right to dispute the amount of any sum payable under this Article upon Tenant’s part shall be deemed waived unless the same shall be asserted by service of a notice upon Owner within thirty (30) days of the rendition of a bill or statement therefor.

42.Escalations for Increases in Operating Expenses.

A.Definitions

(1)“Operating Year” means the period of 12 months or less commencing on the Commencement Date and ending on the following December 31st, and each successive period of 12 months thereafter during the Term, and the final period of 12 months or less commencing with January 1st immediately preceding the expiration of the Term.

(2)“Operating Statement” means a statement setting forth the amount payable by Tenant for a specified Operating Year (as the case may be) pursuant to this Section.

(3)“Operating Expenses” means all expenses paid or incurred by or on behalf of Owner, Owner’s agents and/or their affiliates for the repair, replacement, maintenance, operation, decoration, management and/or security of the Building.  “Operating Expenses” shall not, however, include the following items:

i.Interest on and amortization of mortgages encumbering the Building;

ii.The cost of tenant improvements made for tenants of the Building other than Building-wide tenant improvements made for the benefit of all tenants in the Building;

iii.The cost of any work or services performed for any particular tenant of the Building, to the extent that such work or services are in excess of the work or services which Owner is required to furnish to such tenant under its lease;

iv.Real estate taxes.

v.Costs (including permit, license, and inspection fees) incurred in renovating, improving, decorating, painting or redecorating vacant space or space for tenants;

vi.Owner’s cost of electricity or other services sold or provided to tenants, other than Tenant, for which Owner is to be reimbursed as a charge over the rent and additional rent payable under the lease with that tenant;

vii.Costs incurred because another tenant violated the terms of its lease;

viii.Repairs or other work needed because of fire, windstorm, or other casualty or cause insured against by Owner;

ix.Any costs, fines, or penalties incurred because Owner violated a governmental rule or authority; (Penalties incurred because Owner was late in making any payment for which Owner was responsible, such as (but not limited to) taxes or payments under an equipment lease;

x.Costs of correcting or repairing defects in the Building and/or any associated parking facilities, and/or equipment or the replacement of defective equipment, to the extent all of the foregoing costs are covered by warranties of manufacturers, suppliers or contractors, or are otherwise borne by parties other than Owner;

xi.Legal and other expenses incurred in negotiating or enforcing the terms of any tenant lease;

xii.Expenses for restoration of the Building required as a result of condemnation, to the extent Owner receives condemnation proceeds or any similar award;

xiii.Any expenses for which Owner receives reimbursement from any tenant or any other party other than pursuant to an ops escalation;

xiv.Legal fees, space planners’ fees, brokers’ commissions, and other related costs incurred by Owner in connection with leasing space and negotiating leases in the Building;

xv.Costs associated with the operation of the business of the entity that constitutes Owner (such as Owner’s general partnership overhead and general administrative overhead) as the same is distinguished from the costs of operation of the Building;

xvi.Depreciation on the Building;

xvii.Owner’s general overhead expenses not related to the Building;

xviii.Contributions to charitable organizations;

xix.Costs of installing, operating, or maintaining any specialty service operated by or under Owner including, without limitation, cafeterias, clubs, exercise facilities, smoking rooms, day care centers, or restaurants;

xx.Costs incurred in removing the property of former tenants or occupants of the Building;

xxi.Consulting costs and expenses incurred by Owner except and to the extent the same relate directly to the management or operation of the Building;

xxii.Costs or fees relating to the defense of Owner’s title to or interest in the Building, or any part thereof; and

xxiii.Capital expenditures, except that the cost thereof shall be included in Operating Expenses in an amount equal to the higher of (i) the costs of capital expenditures for the year in which the costs are incurred and for subsequent calendar years amortized on a straight-line basis over the useful life of such improvement as determined in accordance with generally accepted accounting principles and (b) any savings resulting from the installation of such capital expenditures.

Owner shall have the right to utilize its own employees for the purpose of performing any services or furnishing any goods in connection with the repair, replacement, maintenance, operation, decoration, management and/or security of the Building.  In addition, Owner shall have the right to employ its affiliates for the purpose of performing any services or furnishing any goods in connection with the repair, replacement, maintenance, operation, decoration, management and/or security of the Project provided, however, that Operating Expenses shall not include the amount of any overhead or profit increment paid to an affiliate of Owner to the extent same exceeds the overhead or profit increment which would be paid in the absence of such affiliation.  If Owner shall eliminate and/or reduce the payment of any of the items includible in Operating Expenses as a result of the installation of labor-saving devices, or by other means, in computing the Additional Rent payable pursuant to this Section, the cost of such labor-saving devices or other means shall be included in Operating Expenses whether or not they would otherwise be includible hereunder.

B.Tenant hereby covenants and agrees, during the Term to pay to Owner as Additional Rent at the times hereinafter specified a sum (an “Operating Payment”) equal to Tenant’s Proportionate Operating Share of the amount by which the Operating Expenses for the then current Operating Year exceed the Operating Expenses for 2006.

C.If, at any time during any Operating Year in respect of which an Operating Payment is due hereunder, more than 5% of the rentable office space in the Building shall be vacant or unoccupied, Operating Expenses for such period shall be adjusted to reflect Operating Expenses that would have been incurred if 95% of the rentable office space in the Building had been occupied.

D.Owner may furnish to Tenant, prior to the commencement of each Operating Year a statement setting forth Owner’s reasonable estimate of Tenant’s Operating Payment for such Operating Year (an “Operating Estimate”).  From and after the Commencement Date, Tenant shall pay to Owner on the first day of each month during each Operating Year in respect of which an Operating Payment may be due, an amount equal to 1/12th of the Operating Estimate for such Operating Year.  If, for any reason, Owner shall not furnish to Tenant an Operating Estimate for any Operating Year or if Owner shall furnish an Operating Estimate for an Operating Year subsequent to the commencement thereof:  (i) until the first day of the month following the month in which such Operating Estimate is furnished to Tenant, Tenant shall pay to Owner on the first day of each month an amount equal to 110% of the monthly sum payable by Tenant to Owner under this Section in respect of the last month of the preceding Operating Year; (ii) within 10 days after such Operating Estimate is furnished to Tenant, Tenant shall, if there shall be a deficiency in the installments of an Operating Payment theretofore paid for such Operating Year, pay the full amount thereof or, if there shall have been an overpayment, such overpayment shall be, at Owner’s option, either refunded to Tenant within thirty (30) days or credited against the payment(s) of additional rent next coming due; and (iii) on the first day of the month following the month in which such Operating Estimate is furnished to Tenant and monthly thereafter throughout the remainder of such Operating Year Tenant shall pay to Owner an amount equal to 1/12th of the Operating Payment shown on such Operating Estimate.  Owner may, at any time during any Operating Year, furnish to Tenant a revised Operating Estimate for such Operating Year, and in such case, the Operating Payment for such Operating Year shall be adjusted and paid or refunded or credited as the case may be, substantially in the same manner as provided in the preceding sentence.

E.Within 180 days of the expiration of each calendar year, Owner shall submit to Tenant an Operating Statement prepared by Owner, setting forth the Operating Expenses for the preceding Operating Year.  In the event Tenant’s Operating Payment shall be greater or less, respectively, than the aggregate of the Operating Estimate for such Operating Year, then within thirty (30) days after receipt of such Operating Statement, Tenant shall make payment of any unpaid portion of the Operating Payment as additional rent, or any excess paid by Tenant shall be, at Owner’s option, either refunded to Tenant within thirty (30) days or credited against the payment(s) of additional rent next coming due; provided, however, if such refund has not been fully paid or credited prior to the expiration of the term of this lease, Owner shall, provided Tenant is not then in monetary default hereunder or in any other default beyond applicable notice and cure periods, refund to Tenant the unpaid or unapplied balance of such credit, as the case may be, within thirty (30) days after the expiration of the term, which obligation shall survive the expiration or earlier termination of this lease.

F.Each Operating Statement shall be conclusive and binding upon Tenant unless within forty-five (45) days after receipt of such Operating Statement Tenant shall notify Owner that Tenant disputes the correctness of such Operating Statement, specifying the particular respects in which the Operating Statement is claimed to be incorrect.

G.Tenant or Tenant’s representative (which shall not be compensated on a contingency fee basis) shall have the right, after reasonable notice and during normal business hours, to inspect and photocopy Owner’s records relating to Operating Expenses at the place where Owner regularly maintains those records.  It is expressly understood by Tenant that the information set forth in such records is of a confidential nature and shall only be used for the purpose of verifying such Operating Expenses and shall not otherwise be discussed with or made available to anyone, other than Tenant’s advisors, accountants and attorneys, unless required by law or court order.  Notwithstanding the giving of such notice by Tenant and pending resolution of any such dispute, Tenant shall pay to Owner when due the Operating Payment in the amount shown on such Operating Statement as provided above together with all other amounts due under this lease.  Any dispute pursuant hereto shall be submitted to arbitration pursuant to Article 45.  Owner shall keep for a period of three (3) years following the receipt by Tenant of an Operating Statements, complete and accurate books and records with respect to Operating Expenses for such period.  If the resolution of the dispute is that (a) Owner has overcharged Tenant, Owner shall reimburse Tenant the amount of such overcharge within thirty (30) days of demand by Tenant, or (b) Owner has undercharged Tenant, Tenant shall pay Owner the amount of such overcharge within thirty (30) days of Tenant’s receipt of the disputed results.  Tenant shall be solely responsible for the cost of any such inspection, unless such dispute reveals an overcharge to Tenant of more than five (5%) percent.

H.In the event that the first and/or last Operating Year shall contain less than 12 months in applying the provisions of this Article 42, appropriate adjustments shall be made to reflect the length of such Operating Year(s).

I.Notwithstanding anything to the contrary contained herein, in no event shall Tenant be billed twice under the Lease for any Operating Expenses.

43.Restrictions on Signs

A.No lettering, sign, advertisement, notice, or object shall be displayed in or on the windows or doors, or on the outside of the demised premises, or at any point inside the demised premises, where the same might be visible outside of the demised premises, except that the name and logotype of Tenant and its subtenants may be displayed on or next to the entrance doors of the demised premises, subject to the approval of Owner (which shall not be unreasonably withheld) as to the size, color, material, style and location of such display.

B.Owner shall make available to Tenant ten (10) listings for the Tenant named herein in the lobby directory of the Building.  The initial listings shall be without charge to Tenant.  From time to time, but not more frequently than once every three (3) months, Owner shall make changes to the lobby directory to reflect such changes in the listings therein as Tenant shall request, and Tenant promptly after request shall pay to Owner Owner’s reasonable out-of-pocket costs for each change Tenant requests.  Owner shall install directional signage on the 4th floor visible from the elevator lobby directing visitors to the demised premises.

44.Consents

A.Wherever in this Lease it is provided that either party shall not unreasonably withhold consent or approval or shall exercise its judgment reasonably, such consent or approval or exercise of judgment (hereinafter referred to collectively as “consent”) shall also not be unreasonably delayed.  If a party considers that the other party has unreasonably withheld or delayed a consent it shall so notify the other party within ten (10) days after receipt of notice of denial of the requested consent, or in case notice of denial is not received within twenty (20) days after making its request for the consent, within ten (10) days after the expiration of such twenty (20) day period; and within ten (10) days after giving the first mentioned notice it may submit the question of whether the withholding or delaying of such consent is unreasonable to determination by informal arbitration in the manner provided in Article 45.  Failure to give such first mentioned notice or to make such submission to arbitration within the period hereinabove provided therefor shall preclude any further right to dispute the reasonableness of such withholding of consent.  A consent shall not be deemed to have been unreasonably withheld or delayed unless the aggrieved party complies with the foregoing procedure and it shall be so determined by arbitration as aforesaid.  In the event of such determination, the requested consent shall be deemed to have been granted for all purposes of this Lease; however, except to the extent otherwise provided below in this Section A, the party who shall have refused or failed to give such consent shall not have any liability to the other party therefor and the only remedy for an unreasonable withholding or delaying of consent by either party shall be as provided in this Article.

B.Wherever in this Lease or any Exhibit it is provided that the approval of a representative of either party (such as Owner’s engineer or architect or Tenant’s designer or engineer) is required for any particular matter, such approval shall be deemed to be a consent of the party for the purposes of Section A of this Article, provided that a true copy of the notice requesting such approval is given to the party so represented before the other party may claim that such approval has been unreasonably withheld or delayed.

C.Whenever Tenant shall submit to Owner any plan, agreement or other document for Owner’s consent or approval and Owner shall require the expert opinion of Owner’s counsel, architect, engineer or other representative or agent of Owner as to the form or substance thereof, Tenant shall pay to Owner, Owner’s reasonable out-of-pocket cost of obtaining such expert opinion within ten (10) days after Owner’s demand therefor.

45.Informal Arbitration

A.Every dispute between the parties which is specifically provided in this Lease to be determined by informal arbitration shall be submitted to Chairman of the Board of Directors of the Management Division of the Real Estate Board of New York, Inc. (or to such officer of said Real Estate Board or of any similar organization then successor thereto, having like authority or duties), for determination by him or by such other, impartial person or persons as he may designate, and such determination, when made and rendered to the parties in writing, shall be final and conclusive on the parties.  Such submission may be made by either party on notice to the other (“Notice of Dispute”) and the other party may then, within ten (10) days after receipt of the Notice of Dispute present its statement of the matter in dispute (the “Reply”) to such arbitrator, upon notice to the first party.  The expenses of such informal arbitration shall be borne by the parties equally.

B.If at the time such dispute is to be submitted neither the Real Estate Board of New York, Inc. nor any such successor organization shall exist, or if at such time the appropriate officer of said Real Estate Board or of such successor organization shall be unwilling or unable to accept the submission, or if despite diligent efforts made in good faith by either party, the arbitrator is not appointed or does not commence hearing the matter within thirty (30) days after the receipt of the Reply, or if the arbitrator to whom the matter is submitted shall fail to render his decision to the parties in writing within sixty (60) days after the receipt of the Reply, then in any such event, at the instance of either party, if the event shall not be due to its fault or neglect, the matter in dispute shall be determined by arbitration in the City and County of New York in accordance with the Commercial Arbitration Rules then obtaining of the American Arbitration Association (or any organization then successor thereto).  The expenses of such procedure shall be borne by the parties equally.

46.Assignment and Subletting

Supplementing the provisions of Article 11, and in modification and amplification thereof:

A.If this Lease be assigned, whether or not in violation of the provisions of this Lease, Owner, may collect rent from the assignee.  If the demised premises or any part thereof be sublet or be used or occupied by anyone other than Tenant whether or not in violation of this Lease, Owner may, after default by Tenant and expiration of Tenant’s time to cure such default, if any, collect rent from the undertenant or occupant.  In either event, Owner may apply the net amount collected to the rents herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of any of the provisions of Article 11 or of this Article, or the acceptance of the assignee, undertenant or occupant as a tenant, or a release of Tenant from the further performance by Tenant of Tenant’s obligations under this Lease.  The consent by Owner to assignment, mortgaging, underletting or use or occupancy by others shall not in any way be considered to relieve Tenant from obtaining the express consent of Owner to any other or further assignment, mortgaging or underletting or use or occupancy by others not expressly permitted by this Article.  References in this Lease to use or occupancy by others, that is anyone other than Tenant, shall not be construed as limited to subtenants and those claiming under or through subtenants but as including also licensees and others claiming under or through Tenant, immediately or remotely.

B.Any transfer by operation of law or otherwise, of Tenant’s interest in this Lease or of any subtenant’s interest in a sublease hereunder, or, unless Tenant or the subtenant is an entity the securities of which are registered under appropriate statutory authority and listed and traded on a national exchange, of a 50% or greater interest in Tenant, or in a subtenant hereunder (whether stock, partnership interest or otherwise), in a single transaction or a related series of transactions, shall be deemed an assignment of this Lease within the meaning of Article 11 or an assignment of the sublease within the meaning of Article 46, as the case may be.

C.(1)If Tenant shall desire to assign this Lease or to sublet the demised premises to anyone other than in connection with a Permitted Transfer (as hereinafter defined), Tenant shall submit to Owner a request for Owner’s consent to such assignment or subletting, which request shall contain or be accompanied by the following:  (i) the name and address of the proposed assignee or subtenant; (ii) a description of Tenant’s improvements included therein; (iii) a fully executed counterpart of the proposed assignment or sublease; (iv) the nature and character of the business of the proposed assignee or subtenant and of its proposed use of the demised premises or part thereof; and (v) current financial information and any other information Owner may reasonably request with respect to the proposed assignee or subtenant.

(2)Upon receiving such request, Owner shall have the option, in the case of a proposed sublease to anyone other than in connection with a Permitted Transfer, to sublet from

Tenant the demised premises for the term proposed and upon all the applicable covenants, agreements, terms, provisions and conditions contained in this Lease, at a rental rate with provisions for additional rent equal to the lesser of (i) as provided in this Lease; or (ii) as provided for in the proposed sublease.  In the event Owner fails to exercise such option by notice to Tenant, in writing, given by certified mail, return receipt requested, within thirty (30) days after Owner’s receipt of the aforesaid request (and all required accompanying information) from Tenant, such option shall terminate with respect to the particular subletting as to which consent shall have been requested by Tenant.  If, however, said option is exercised, Owner, as such subtenant, shall have the right to further sublet the premises without the consent of Tenant and shall also have the right to make any change, alterations and improvements in the demised premises, provided, however, that if such sublease resulting from the exercise of such option shall terminate more than one (1) year prior to the end of the term of this Lease, Owner shall restore the demised premises to substantially their previous condition, reasonable wear and tear excepted.

(3)Anything in this Article 46 contained to the contrary notwithstanding, Owner shall have the right, within thirty (30) days after receipt of Tenant’s request (and all required accompanying information) for consent to a proposed sublease or of an assignment of this Lease to anyone other than in connection with a Permitted Transfer, to notify Tenant, in writing, of its intention to recapture the demised premises as of the effective commencement date of the proposed sublease or assignment and, in that event:  (a) Tenant shall vacate and surrender to Owner the demised premises as if said date were the date herein set forth as the termination date of this Lease; and (b) upon Tenant’s vacating and surrendering the demised premises, Owner and Tenant shall have no further liability to each other as of said date, except with respect to any unpaid accrued rent and/or additional rent and except with respect to any other obligation or matter which, by the terms of this Lease, survives the termination of this Lease.

For purposes herein, the term “Permitted Transfer” shall mean (i) a transfer to a successor corporation (as hereinafter defined), (ii) a transfer to a related corporation (as hereinafter defined), (iii) any public offering of the stock of Tenant or Tenant’s parent corporation pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended (collectively, the “Securities Act”), and/or any state securities laws pursuant to any exemption from the Securities Act, or (iv) any sale or transfer of the stock of Tenant or Tenant’s parent corporation whenever Tenant or Tenant’s parent corporation is a public corporation, the outstanding voting stock of which is registered in accordance with the provisions of the Securities Act and “listed” on the New York Stock Exchange or another recognized, national security exchange.  For purposes hereof, the term “successor corporation” shall mean a corporation or other business entity into or with which Tenant shall be merged, or consolidated, or to which substantially all of Tenant’s assets may be transferred.  For purposes hereof, the term “related corporation” shall mean a corporation or other business entity which shall control, be controlled by or be under common control with Tenant.  Tenant may assign this lease or sublet the demised premises without Owner’s consent (but on not less than ten (10) days’ prior notice to Owner) in connection with a Permitted Transfer and without Owner having the right to recapture as described in Sections C(2) and C(3) of this Article provided that any such assignment or subletting shall be part of a bona fide transaction that is not consummated for the purpose of circumventing the restrictions set forth in this Article and provided further that Tenant shall deliver to Owner:  (a) evidence that such transfer qualifies as a Permitted Transfer; and (b) with respect to clauses (iii) and (iv) above, any financial information reasonably requested by Owner.  Notwithstanding anything to the contrary contained in this Article 46, Tenant shall reimburse Owner for any actual out-of-pocket expenses that may be incurred by Owner in connection with a Permitted Transfer as a result of Owner’s review of the items set forth in clauses (a) and (b) above.

D.If Owner does not exercise either of its options set forth in Sections C(2) and (3) of this Article, Owner shall either approve or deny the proposed assignment or subletting referred to in Tenant’s notice given pursuant to Section C within such thirty (30) day period (as set forth in Sections C(2) and (3) of this Article), and shall not unreasonably withhold its consent to the proposed assignment or subletting referred to in Tenant’s notice given pursuant to Section C, provided that:

(1)The proposed assignee or subtenant is (i) is a reputable entity with a financial standing satisfactory to Owner, (ii) engaged in a business reasonably satisfactory to Owner, and (iii) will use the demised premises as permitted under Article 2 (and otherwise in accordance with this Lease) and in such a manner so as to not violate any negative covenants as to use contained in any other lease made between Owner and other tenant(s) of the Building.

(2)In the case of a proposed sublease, it is for either all of the demised premises or for all of Unit C or for all of Unit D (as hereinafter defined).

(3)The proposed assignee or subtenant is not then a tenant or occupant of any part of the Building or a corporation or other entity which controls or is controlled by such tenant or occupant or is under common control with such tenant or occupant.

(4)If Owner should have, or within three (3) months will have, suitable space available in the Building, the proposed assignee or subtenant shall not then be a prospective tenant with whom Owner shall have been negotiating for the leasing of space in the Building.

(5)The proposed assignment or subletting shall be expressly subject to all of the obligations of Tenant under this Lease and the further condition and restriction that the assignment or sublease shall not be assigned, encumbered or otherwise transferred or the premises further sublet by the assignee or sublessee in whole or in part, or any part thereof suffered or permitted by the assignee or sublessee to be used or occupied by others, without the prior consent of Owner in each instance.

(6)No subletting shall end later than one day before the Expiration Date of this Lease.

(7)Such subletting shall be subject to the express condition, and by accepting a sublease hereunder each subtenant shall be conclusively deemed to have agreed, that if this Lease should be terminated prior to the Expiration Date or if Owner should succeed to Tenant’s estate in the demised premises, then, at Owner’s election, the subtenant shall attorn to and recognize Owner as the subtenant’s landlord under the sublease and the subtenant shall promptly execute and deliver any instrument Owner may reasonably request to evidence such attornment.

(8)There shall be no more than two (2) entities (including Tenant) in the demised premises as a result of any assignment or subletting.

(9)Tenant is not in default under this Lease beyond the expiration of applicable notice and cure periods.

(10)Tenant shall reimburse Owner for any expenses that may be incurred by Owner in connection with the proposed assignment or sublease including, without limitation, the reasonable out-of-pocket costs of making investigations as to the acceptability of a proposed subtenant and reasonable legal expenses incurred in connection with the granting of any requested consent to the sublease.

(11)Tenant shall be required to use Owner’s agent as its agent in respect of the assignment or subletting.

E.Tenant shall furnish Owner with a counterpart (which may be a conformed or reproduced copy) of each sublease or assignment made hereunder promptly after the date of its execution.  Tenant shall remain fully liable for the performance of all of Tenant’s obligations hereunder notwithstanding any assignment or subletting provided for herein, and without limiting the generality of the foregoing, shall remain fully responsible and liable to Owner for all acts and omissions of any assignee or subtenant or anyone claiming under or through any assignee or subtenant which shall be in violation of any of the obligations of this Lease and any such violation shall be deemed to be a violation by Tenant.

F.Notwithstanding any assignment and assumption by the assignee of the obligations of Tenant hereunder, Tenant herein named, and each immediate or remote successor in interest of Tenant herein named, shall remain liable jointly and severally (as a primary obligor) with its assignee and all subsequent assignees for the performance of Tenant’s obligations hereunder, and, without limiting the generality of the foregoing, shall remain fully and directly responsible and liable to Owner for all acts and omissions on the part of any assignee subsequent to it in violation of any of the obligations of this Lease.

G.Notwithstanding anything to the contrary hereinabove set forth, no assignment of this Lease (regardless of whether Owner’s consent thereto is required) shall be binding upon Owner unless the assignee shall execute and deliver to Owner an agreement, in recordable form, whereby such assignee agrees unconditionally to be bound by and to perform all of the obligations of Tenant hereunder and further expressly agrees that notwithstanding such assignment the provisions of this Article shall continue to be binding upon such assignee with respect to all future assignments and transfers.  A failure or refusal of such assignee to execute or deliver such an agreement in recordable form shall not release the assignee from its liability for the obligations of Tenant hereunder assumed by acceptance of the assignment of this Lease.

H.(1)If Tenant shall receive any consideration from its assignee for or in consideration of Tenant’s interests in the Tenant’s Changes, then, Tenant shall account to Owner therefor and shall pay over to Owner such consideration as and when such consideration is received.

(2)If Tenant shall receive any rents and/or consideration from its subtenant, which for any period, shall exceed the fixed rent payable under this Lease for the same period; or if Tenant shall receive from its subtenant any consideration for the sale or use of Tenant’s Property or Tenant’s right to use the Tenant’s Changes; then, in each instance Tenant shall account to Owner therefor and shall pay over to Owner fifty percent (50%) of such excess rents and such other consideration, as and when received after deducting (i) Tenant’s actual, out-of-pocket legal and brokerage fees paid to consummate the sublease (not to exceed one full commission) and (ii) free rent granted to the subtenant.

I.Notwithstanding anything set forth in this Section 46 to the contrary, Tenant may, at Tenant’s sole cost and expense, without Owner’s prior consent (and without Owner having any right to cancel this Lease or to receive any payment pursuant to this Section 46) but on ten (10) business days prior written notice to Owner, grant licenses to individuals or entities to use up to, in the aggregate, two (2) workstations within the demised premises, provided that:  (i) Tenant shall not alter the demised premises to facilitate such license(s), separately demise any space within the demised premises or otherwise act in any way to cause the demised premises to appear other than as a single tenant space; (ii) Tenant advises Owner in writing at least once annually of any licensee occupying any portion of the demised premises; (iii) such licensee is in a business and required to use the demised premises in a manner compatible with the uses set forth in this Lease; and (iv) the granting of such license shall not create unusual amounts of traffic in the Building.  In no event shall anything contained in this Paragraph:  (1) operate as a consent to or approval by Owner of any of the provisions, covenants or conditions of the license agreement between Tenant and any licensee and Owner shall not be bound thereby; (2) be construed to modify, waive or affect:  (x) any of the provisions, covenants or conditions in this lease; (y) any of Tenant’s obligations under this lease, or to waive any breach thereof; or (z) any rights of Owner under this Lease (except insofar as they are increased in connection with such license agreement(s) and/or the demised premises during the term of any license agreements); or (3) be construed to enlarge or increase Owner’s obligations under this lease, to establish any licensee as a party entitled to the performance or benefit of any of such obligations, or to confer upon any licensee any benefits or legal rights under this lease.  Notwithstanding anything to the contrary contained in this Lease, Tenant may include the names of Tenant’s licensees in the ten (10) building directory listings granted to Tenant under this Lease.

J.The demised premises is comprised of two office suites designated as Unit C and Unit D (as indicated on Exhibit D annexed hereto) which, as part of Owner’s Work, shall be combined and modified to form a single premises.  In the event that Tenant desires to sublet less than all of the demised premises, it shall, at its sole cost and expense, divide the demised premises so that Unit C and Unit D are again separate legally demised office suites either (x) configured in the same manner as they were prior to Owner’s Work (the “Original Configuration”) or (y) configured in such other manner as may be approved by Owner in Owner’s sole discretion upon Owner’s receipt of all plans and specifications required pursuant to this Lease.  In the event Tenant requests to configure the space in a manner other than the Original Configuration in accordance with this Lease and Owner so approves, Owner shall notify Tenant together with Owner’s approval of such configuration whether or not Owner shall require Tenant to restore the demised premises to the Original Configuration at the expiration of the term of this Lease.

47.Brokerage

A.Tenant and Owner each represents and warrants to the other that it has not dealt with any broker or person in connection with this Lease except Colliers ABR, Inc. and PBS Realty Advisers, LLC (collectively, the “Broker”).  The execution and delivery of this Lease by each party shall be conclusive evidence that such party has relied upon the foregoing representation and warranty.  Each party shall indemnify (the “Indemnitor”) and hold the other party (the “Indemnitee”) harmless from and against any and all claims for commission, fee or other compensation by any person other than the Broker who shall claim to have dealt with the Indemnitor in connection with this Lease and for any and all costs incurred by the Indemnitee in connection with such claims, including, without limitation, reasonable attorneys’ fees and disbursements.  The provisions of this Article shall survive the expiration or prior termination of this Lease.  Owner shall pay Broker its commission pursuant to a separate written agreement.

B.Tenant agrees that in the event it shall, during the term of this lease, seek to hire from Owner any additional premises in the Building, it shall seek to do so directly from the Owner without the intervention of any broker or brokers and if Owner and Tenant shall enter into any lease with respect to any such additional premises, Tenant shall be required to indemnify and hold harmless Owner from and against any and all claims or demand for brokerage commissions in connection therewith (excluding any commissions payable by Owner as a result of any exclusive leasing agreements entered into by Owner which may give rise to the obligation to pay such commissions).  Tenant shall have the right, notwithstanding the foregoing, to engage the services of a broker in connection with any leasing referred to in this Section B, provided, however, that in such event Tenant shall be solely responsible for the payment of any and all brokerage commissions in connection therewith and shall pay the same.

48.Rent Control

If at the commencement of, or at any time(s) during the term of this Lease, the rent(s) reserved in this Lease shall not be fully collectible for reason of any Federal, State, County or City law, proclamation, order or regulation, or direction of a public officer or body pursuant to law, Tenant shall enter into such agreement(s) and take such other steps (without additional expense to Tenant) as Owner may request and as may be legally permissible to permit Owner to collect the maximum rents which may from time to time during the continuance of such legal rent restriction be legally permissible (and not in excess of the amounts reserved therefor under this Lease).  Upon the termination of such legal rent restriction prior to the expiration of the term of this Lease, (a) the rents shall become and thereafter be payable hereunder in accordance with the amounts reserved in this Lease for the periods following such termination, and (b) Tenant shall pay to Owner, if legally permissible, an amount equal to (i) the rents which would have been paid pursuant to this Lease but for such legal rent restriction, less (ii) the rents paid by Tenant to Owner during the period(s) such legal rent restriction was in effect.  Any security deposited by Tenant may be retained by Owner for one year after such termination of this Lease, to secure collection of any amount Owner may be entitled to receive pursuant to clause (b) above.

49.Acceptance of the Demised Premises

Tenant has inspected the demised premises and shall take possession of the demised premises “as is”, and Owner shall have no obligation to alter, improve, decorate or otherwise prepare the demised premises for Tenant’s occupancy except that (i) the demised premises shall be delivered vacant, broom clean and with water, HVAC and electric service in good working order; and (ii) Owner shall perform the work as set forth on Exhibit D (“Owner’s Work”).  Owner shall provide Tenant with a Form ACP-5 for the demised premises.  Owner’s Work shall be done in accordance with all applicable legal requirements.

50.Tenant’s Alterations

A.Tenant shall prepare and shall submit to Owner for its approval complete, finished, detailed and fully dimensioned architectural, electric and engineering plans and drawings (“1/4” scale), and specifications (“Tenant’s Plans”) for all Tenant’s Changes.  Tenant’s Plans shall conform to all applicable Requirements.  Tenant shall reimburse Owner for the reasonable out-of-pocket costs and expenses incurred by Owner in connection with the review and approval of Tenant’s Plans and the supervision of compliance with the requirements of this Lease in connection with Tenant’s Changes.  In the event Owner refuses to approve Tenant’s Plans it shall advise Tenant of those revisions or corrections Owner requires, and Tenant shall promptly thereafter cause revised Tenant’s Plans to be submitted to Owner for its approval.  Tenant acknowledges that Owner’s approval of Tenant’s Plans or of any revisions thereto shall not constitute an opinion or agreement by Owner that the same are adequate or sufficient or in compliance with any Requirements, nor shall such approval impose any present or future liability on Owner, waive any of Owner’s rights or release Tenant from any of its obligations hereunder.  Tenant further acknowledges and agrees that Owner’s approval of Tenant’s Plans shall be conditioned upon Tenant employing licensed persons and firms (where required by law) and labor for the performance of Tenant’s Work which will not cause any jurisdictional or other labor disputes in the Building.  In any event, all contractors or materialmen Tenant proposes to employ shall be subject to Owner’s prior approval, with approval shall not be unreasonably withheld.

B.Upon Owner’s approval of Tenant’s Plans, Tenant shall cause Tenant’s Plans (including mechanical plans and specifications) to be filed with the governmental agencies having jurisdiction thereof, in order to obtain, and shall obtain, all governmental permits, approvals, licenses, authorizations, waivers, consents and certificates (collectively, “Permits”) which may be required in connection with the performance of the Tenant’s Changes.  Owner shall with reasonable promptness sign the applications for such Permits prepared by Tenant which require Owner’s signature and Tenant shall indemnify and hold Owner harmless against any claim, cost, liability or expense resulting from any error, omission or other impropriety or deficiency in any such application.  All Tenant’s Changes shall be governed by the provisions of Article 3 and Section 37C(3) as modified and supplemented by this Article.  Tenant’s contractors and suppliers shall move construction materials, supplies and equipment for Tenant’s Changes to the demised premises and to remove construction waste and debris therefrom, by an elevator to be designated by Owner, at times appointed by Owner after normal business hours or on other than business days, giving effect to other previously made appointments.  Tenant’s contractors and suppliers shall pay Owner’s actual cost basis for the use of such elevator except for use during the hours of 8:00 a.m. and 6:00 p.m. Mondays through Fridays.  Such elevator use shall be subject to reasonable scheduling and supervision by Owner.  Tenant shall, and shall cause its contractors and suppliers to, comply with Owner’s rules and regulations, and Owner’s directions for the coordination and control of construction activities in the Building and the protection and security of the Building and its systems and occupants.

C.Throughout the performance of any Tenant’s Changes in or about the demised premises, Tenant shall maintain, or cause to be maintained:

i)Worker’s Compensation insurance coverage in statutory limits for all eligible workmen engaged in the Tenant’s Changes;

ii)Public Liability insurance, of which Owner shall be a named insured, in limits of $1,000,000/$1,000,000 for bodily injury and death, $500,000/$1,000,000 for property damage and $10,000,000 umbrella coverage for bodily injury, death and property damage, which shall also include automobile liability insurance and blanket contract liability coverage for Tenant’s indemnity obligations to Owner under this Lease; and

iii)Builder’s All-Risk insurance in an amount equal to the value of the Tenant’s Changes on the completion thereof.

Tenant shall submit to Owner, before commencement of any Tenant’s Changes in or about the demised premises, certificates of such Worker’s Compensation, Public Liability and Builder’s All-Risk insurance.

D.Tenant shall indemnify and save harmless Owner and its agents (including, without limitation, Colliers ABR, Inc.) from and against any and all third-party claims, actions, liabilities and obligations arising from any work in connection with, or other matters related to, the Tenant Changes.

E.Tenant represents and warrants that its use of the demised premises and any Alterations made by or on behalf of Tenant to the demised premises will conform to the all Requirements, including (without limitation) the Americans With Disabilities Act (“ADA”) of July 26, 1990, Publ. L. No. 101-336, 104 Stat. 327, 42 U.S.C. § 12101, et seq., as amended from time to time, and the regulations promulgated pursuant thereto.  Tenant hereby indemnifies and holds Owner harmless from and against any and all third-party claims, damages, suits, liabilities and attorneys’ fees (including, but not limited to appellate attorneys’ fees) asserted against or suffered by Owner in any way relating to or arising from, in whole or in part, an actual or asserted claim that the demised premises, or any portion thereof, is in violation of any Requirements, including (without limitation) the ADA, or any regulations promulgated pursuant thereto.

F.In the event at any time subsequent to the execution of this Lease Tenant shall make alterations in the demised premises or install therein devices, machinery and equipment or relocate any thereof in the demised premises, such alterations and/or installations shall be made in such a manner as fully to comply with Local Law No. 5/73 of the City of New York, at the sole cost and expense of Tenant, and the obligation for such compliance and the payment of the costs and expenses thereof shall not be affected in any manner by the Tenant’s obtaining Owner’s consent and approval to any such alteration and/or installation.  All such alterations and/or installations shall be made in such a manner as will not prevent the entire Building from being fully in compliance with said Local Law No. 5/73.

51.Insurance

A.Tenant shall at all times keep Tenant’s property and all other alterations, installations and improvements made by Tenant in the demised premises now or hereafter included in the demised premises insured under an “all risk” property insurance policy and against such other hazards and risks as Owner may from time to time reasonably designate, for the “full replacement cost” thereof.  Such full replacement cost shall be determined from time to time but not more frequently than once in any twelve (12) calendar month period at the request of Owner or any superior Mortgagee or Lessee by an appraiser, engineer, architect or contractor designated by Owner or such Mortgagee or Lessee.

B.In addition to fire, lightning and extended coverage insurance, Tenant will maintain personal injury or property damage insurance, under a policy of general public liability insurance, with such limits as may reasonably be requested by Owner from time to time, but not less than $3,000,000/$3,000,000 in respect to bodily injury or death and $500,000/$1,000,000 for property damage, and $10,000,000 umbrella coverage for bodily injury, death and property damage, and the policy or policies evidencing such insurance shall, include Owner, Owner’s managing agent and any Lessors and Mortgagees (whose name shall have been furnished to Tenant) as additional insureds, but only with respect to liability arising out of the ownership, maintenance or use of the demised premises.

C.All policies required to be maintained pursuant to the provisions of this Lease shall be issued by responsible insurance company or companies authorized to do business in the State of New York and approved by Owner.  All policies required to be maintained pursuant to the provisions of this Lease shall have a written undertaking from the insurer to notify all insureds thereunder at least thirty (30) days prior to cancellation thereof.  Tenant may provide any insurance required pursuant to the provisions of this Lease under a so-called blanket policy or policies covering other parties and locations so long as the coverage under such policy or policies is not thereby diminished.  Upon request, Tenant shall furnish Owner with a certificate of insurance evidencing any such policy or a certificate naming Owner, Owner’s managing agent and any Lessors or Mortgagees (whose names have been furnished to Tenant), as additional insureds, as their interests may appear.

D.Neither party to this Lease shall be liable for any damage by fire or other peril includable in the coverage afforded by the standard form of fire insurance policy with extended coverage endorsement attached (whether or not such coverage is in effect), no matter how caused, it being understood that the damaged party will look solely to its insurer for reimbursement.  Any waiver of rights contained in this paragraph shall be ineffective if such waiver shall be unobtainable, or result in an increase in the cost of insurance of the waiving party, unless the other party shall pay such increase within ten (10) days after notice thereof.

52.Miscellaneous Additional Provisions

A.This lease is offered for signature by Tenant and it is understood that this Lease shall not be binding upon Owner or Tenant unless and until Owner and Tenant shall each have executed and unconditionally delivered a fully executed copy of this Lease to the other.

B.This lease shall be deemed to have been made in New York County, New York, and shall be construed in accordance with the laws of the State of New York.  All actions or proceedings relating, directly or indirectly, to this Lease shall be litigated only in courts located within the County of New York.  Tenant, and its successors and assigns hereby subject themselves to the jurisdiction of any state or federal court located within such county, waive the personal service of any process upon them in any action or proceeding therein and consent that such process be served by certified or registered mail, return receipt requested, directed to the Tenant and any successor at Tenant’s address hereinabove set forth, and to any assignee at the address set forth in the instrument of assignment.  Such service shall be deemed made three (3) business days after such process is so mailed.

C.All agreements provided for in this Lease, whether between the parties or between either or both of the parties hereto and one or more other parties shall be in writing.

D.Subject to force-majeure, Tenant shall have access to the demised premises 24 hours per day, seven days per week, 365 days per year.

53.Change of Location

A.Tenant covenants and agrees that Owner shall at any time but not more than once during the term of this lease have the absolute and unqualified right, upon not less than sixty (60) days’ notice to Tenant to designate as the demised premises any comparably sized and configured part of any other floor above the first floor in the Building which such part shall include comparable common areas (e.g. bathrooms, elevator access corridors).  Such notice shall specify and designate the space so substituted for the demised premises.  Notwithstanding such substitution of space, this lease and all the terms, provisions, covenants and conditions contained in this lease shall remain and continue in full force and effect, except that the demised premises shall be and be deemed to be such substituted space (hereinafter called the “Substituted Space”), with the same force and effect as if the Substituted Space were originally specified in this lease as the premises demised hereunder.

B.In the event of the substitution of space as specified in this Article, Owner shall, at Owner’s expense, prepare the Substituted Space in substantially the same manner as the demised premises were theretofore prepared and shall have the right to remove from the demised premises any telephone and communications lines, floor coverings, wallcoverings, cabinet work, and/or any other decorations or improvements to the Substituted Space.  In addition, Owner shall reimburse Tenant for Tenant’s reasonable actual out-of-pocket expenses for moving Tenant’s furniture, equipment, office contents, telephone and computer equipment to the Substituted Space (it being the intent of both parties that Tenant incur no cost or expense in connection with the foregoing items) and the cost of telecommunications work required in respect of such move.

C.As soon as Owner has completed preparing the Substituted Space, Tenant shall move to the Substituted Space (it being agreed that Tenant shall be afforded permission to move its offices after 5:00 PM to the Substituted Space), and upon the failure of Tenant to so move to the Substituted Space, Owner may, as Tenant’s agent, remove Tenant from the demised premises to the Substituted Space.

D.Following any substitution of space pursuant to this Article, Owner and Tenant shall, promptly at the request of either party, execute and deliver an agreement confirming such substitution of space.

54.Addendum to Article 34.

A.In lieu of the cash security deposit provided for in Article 34 hereof, Tenant has delivered to Owner and, shall, except as otherwise provided herein maintain in effect at all times during the term hereof, an irrevocable letter of credit, in the form attached hereto and made a part hereof as Exhibit E, in the amount of $210,432 issued by a banking corporation reasonably satisfactory to Owner and having its principal place of business or its duly licensed branch or agency in the City of New York, it being understood and agreed that Tenant shall not have the right to fulfill its obligations with respect to the security to be deposited hereunder by way of a cash payment on account of either the initial security required to be deposited by Tenant hereunder or any replacement or substitution of, or addition to, such security deposit in whole or in part at any time during the term hereof.  Such letter of credit shall have an expiration date that is no earlier than ninety (90) days after the Expiration Date.  If notwithstanding the foregoing, such letter of credit shall for any reason whatsoever expire or have an earlier expiration date than required, then a subsequent or extension letter of credit in the amount of the then expiring letter of credit and otherwise acceptable to Owner shall be delivered by Tenant to Owner at least forty-five (45) days prior to the expiration date of the letter of credit it is replacing, time being of the essence (each such letter of credit and such extensions or replacements thereof, as the case may be, is hereinafter referred to as a “Security Letter”).  If Tenant shall fail to obtain any replacement of a Security Letter within the time limits set forth in this Section 54A Owner may, without notice to Tenant, draw down the full amount of the existing Security Letter and retain the same as security hereunder.

B.In the event Tenant defaults in respect to any of the terms, provisions, covenants and conditions of this Lease beyond expiration of applicable notice and cure periods, including, but not limited to, the payment of fixed rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any fixed rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, provisions, covenants, and conditions of this Lease, including but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Owner.  To insure that Owner may utilize the security represented by the Security Letter in the manner, for the purpose, and to the extent provided in this Article 54, each Security Letter shall provide that the full amount thereof may be drawn down by Owner upon the presentation to the issuing bank of Owner’s draft drawn on the issuing bank without accompanying memoranda or statement of beneficiary.

C.In the event that Tenant defaults in respect of any of the terms, provisions, covenants and conditions of this Lease beyond expiration of all applicable notice and cure periods and Owner utilizes all or any part of the security represented by the Security Letter but does not terminate this Lease as provided in Articles 17 or 37 hereof, Owner may, in addition to exercising its rights as provided in Section 54B hereof, retain the unapplied and unused balance of the principal amount of the Security Letter as security for the faithful performance and observance by Tenant thereafter of the terms, provisions, and conditions of this Lease, and may use, apply, or retain the whole or any part of said balance to the extent required for payment of fixed rent, additional rent, or any other sum as to which Tenant is in default or for any sum which Owner may expend or be required to expend by reason of Tenant’s default in respect of any of the terms, covenants, and conditions of this Lease.  In the event Owner applies or retains any portion or all of the security delivered hereunder, Tenant shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall be not less than the security required by Article 34.

D.In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Tenant after the date fixed as the end of the lease and after delivery of entire possession of the demised premises to Owner.  Every letter of credit deposited with Owner hereunder shall be transferable by its terms without charge to Owner or the transferee and shall name Owner or any assignee of Owner as the beneficiary thereunder.  In the event of a sale of the Land and Building or leasing of the Building, Owner shall have the right to transfer any interest it may have in the Security Letter to the vendee or lessee and Owner shall, upon such transfer, be released by Tenant from all liability for the return of such Security Letter, and Tenant agrees to look solely to the new landlord for the return of said Security Letter; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Letter to a new landlord.  Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.  In the event of a sale of the Building Owner shall have the right to require Tenant to deliver a replacement Security Letter naming the new landlord as beneficiary and, if Tenant shall fail to timely deliver the same, to draw down the existing Security Letter and retain the proceeds as security hereunder until a replacement Security Letter is delivered.

E.Reduction of Security Deposit.

(1)At any time after the sixtieth (60th) month after the Rent Commencement Date, upon written request of Tenant, provided that:  (i) Tenant is not then in default hereunder; and (ii) Tenant has not more than twice during the term hereof made any payments of rent later than the tenth (10th) day following the day that such payments were due, the amount of security on deposit with Owner under this Lease shall be reduced to an amount equal to five months of the then monthly fixed rent.  Owner agrees that upon such occurrence, Owner, at Tenant’s sole cost and expense, will cooperate with Tenant to amend any letter of credit then on deposit with Owner to reflect the reduced amount, provided that such amended letter of credit conforms to the requirements of Paragraph (A) of this Article and is otherwise in form and substance satisfactory to Owner.

(2)At any time after the ninety-sixth (96th) month after the Rent Commencement Date, upon written request of Tenant, provided that:  (i) Tenant is not then in default hereunder; and (ii) Tenant has not more than twice during the term hereof made any payments of rent later than the tenth (10th) day following the day that such payments were due, the amount of security on deposit with Owner under this Lease shall be reduced to an amount equal to four months of the then monthly fixed rent.  Owner agrees that upon such occurrence, Owner, at Tenant’s sole cost and expense, will cooperate with Tenant to amend any letter of credit then on deposit with Owner to reflect the reduced amount, provided that such amended letter of credit conforms to the requirements of Paragraph (A) of this Article and is otherwise in form and substance satisfactory to Owner.

J.A.B. MADISON HOLDINGS, L.L.C.

By:  J.A.B. Madison Management Corp.

By:  Shira Nadich Levin
Name:  Shira Nadich Levin

Title:  President

BANKRATE, INC.

By:  Robert J. DeFranco
Name:  Robert J. DeFranco

Title:Senior Vice President

Chief Financial Officer